UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CVR Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2015

To the Stockholders of CVR Energy, Inc.:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of CVR Energy, Inc., on June 17, 2015 at 10:00 a.m. (Central Time) at 2245 Texas Drive, Suite 300, Sugar Land, Texas 77479.

At the Annual Meeting, we will ask you to (1) elect nine directors, (2) ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015, (3) consider an advisory vote on the compensation of our named executive officers, and (4) take action upon any other business that may properly come before the Annual Meeting.

We have elected to take advantage of the rules of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”), rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice contains details regarding the date, time and location of the meeting and the business to be conducted, as well as instructions on how to access our proxy materials on the Internet and instructions on how to obtain a paper copy of the proxy materials. This process will substantially reduce the costs associated with printing and distributing our proxy materials.

Whether or not you are able to attend, it is important that your shares be represented at the meeting. You can vote your proxy by telephone by following the instructions on the Notice. Alternatively, you may complete, sign, date and return the proxy card included in our proxy materials at your earliest convenience. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally.

As the representation of stockholders at the meeting is very important, we thank you in advance for your participation.

Sincerely yours,

John J. Lipinski

Chief Executive Officer and President

CVR ENERGY, INC.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

www.cvrenergy.com

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting (the “Annual Meeting”) of Stockholders of CVR Energy, Inc. (“CVR Energy”) will be held on June 17, 2015 at 10:00 a.m. (Central Time), at 2245 Texas Drive, Suite 300, Sugar Land, Texas 77479, to consider and vote upon the following matters:

1. Election of nine directors, each to serve a one-year term expiring upon the 2016 Annual Meeting of Stockholders or until his successor has been duly elected and qualified;

2. A proposal to ratify the Audit Committee’s selection of Grant Thornton LLP as CVR Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2015, which we refer to as the “auditor ratification proposal”;

3. A non-binding proposal to approve, on an advisory basis, the compensation of CVR Energy’s named executive officers, which we refer to as the “say-on-pay proposal”; and

4. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on April 20, 2015 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection during normal business hours beginning June 5, 2015 at CVR Energy’s offices at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479. You can vote your proxy by telephone by following the instructions on the Notice. Alternatively, you may complete, sign, date and return the proxy card included in our proxy materials at your earliest convenience. If you attend the meeting in person, you may vote your shares of common stock at the meeting, even if you have previously sent in your proxy.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE EITHER (I) BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OR (II) BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED IN OUR PROXY MATERIALS.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our Proxy Statement and the CVR Energy 2014 Annual Report (our “Annual Report”), which includes our Annual Report on Form 10-K for the year ended December 31, 2014 and financial statements, are available at http://annualreport.cvrenergy.com.

By Order of the Board of Directors,

John R. Walter

Senior Vice President, General Counsel

and Secretary

Sugar Land, Texas

April 30, 2015

If you vote by telephone, you do not need to return your proxy card.

CVR ENERGY, INC.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

www.cvrenergy.com

PROXY STATEMENT

PROXY STATEMENT FOR CVR ENERGY, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why has CVR Energy prepared this proxy statement?

We have prepared this proxy statement (“Proxy Statement”) in connection with the solicitation by the Board of Directors (“Board”) of CVR Energy, Inc. (“CVR Energy,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our 2015 Annual Meeting of Stockholders and at any adjournment or postponement thereof (“Annual Meeting”).

This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The Notice is being mailed starting April 30, 2015.

What matters will be voted on at the Annual Meeting?

There are three matters scheduled to be voted on at the Annual Meeting:

•	the election of nine directors;

•

a proposal to ratify the selection by the Audit Committee of Grant Thornton LLP (“Grant Thornton”) as CVR Energy’s independent registered public accounting firm for 2015, which we refer to as the “auditor ratification proposal”; and

•	a non-binding proposal to approve, on an advisory basis, the compensation of CVR Energy’s named executive officers, which we refer to as the “say-on-pay proposal”.

What is our Board’s voting recommendation?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of the Board’s nine director nominees;

•	“FOR” the auditor ratification proposal; and

•	“FOR” the say-on-pay proposal.

Who is entitled to vote at the Annual Meeting?

Holders of CVR Energy common stock at the close of business on April 20, 2015 (the “Record Date”) are entitled to receive the Notice and to vote their shares at the Annual Meeting. On that date, there were 86,831,050 shares of CVR Energy common stock outstanding. CVR Energy common stock is our only class of voting stock issued and outstanding.

How many votes do I have?

You will have one vote for every share of CVR Energy common stock that you owned at the close of business on the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with CVR Energy’s transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares. The Notice would have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the enclosed form of proxy for voting by telephone.

How do I vote in accordance with the Board’s recommendations?

You may vote using any of the following methods:

By telephone

Telephone voting has been provided for your convenience. Simply follow the instructions on the Notice.

By mail

Be sure to complete, sign and date the proxy card and return it in accordance with the instructions included in our proxy materials. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone will not affect your right to attend the Annual Meeting and vote in person.

In person at the Annual Meeting

All stockholders may vote in person by ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares but not the record holder, you must obtain a legal proxy from your broker, bank or other nominee and present that legal proxy to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to the Company’s Secretary at CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone; or

•	attending the Annual Meeting and voting in person by ballot.

If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote in accordance with the Board’s recommendations?” above. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting as described in the previous questions. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date (April 20, 2015), a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us via the Internet or by telephone at (281) 207-3200 to obtain directions to vote in person at the Annual Meeting.

What votes need to be present to hold the Annual Meeting?

Under our Amended and Restated By-Laws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock issued and outstanding on the Record Date (April 20, 2015) entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Elect Nine Directors	The nine nominees for director who receive the most votes will be elected.

Proposal 2: Ratify Selection of Independent Auditors	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required for the proposal to ratify the selection of Grant Thornton as CVR Energy’s independent registered public accounting firm for 2015 to be approved.

Proposal 3: Non-binding, Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay”)	The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to approve the Say-on-Pay proposal. If you abstain from voting, it has the same effect as if you voted “against” the proposal. However, the vote is non-binding and CVR Energy will not be required to take any action as a result of the outcome of the vote.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under current New York Stock Exchange (the “NYSE”) rules, a broker, bank or other nominee may exercise discretionary voting power for the ratification of the selection of Grant Thornton. However, your broker, bank or other nominee will not be permitted to exercise discretion to vote your shares for the election of directors or the say-on-pay proposal. Shares subject to a broker non-vote with respect to the election of directors will not be considered to have been voted for or against the director nominees. Shares subject to a broker non-vote with respect to the say-on-pay proposal will not be considered to be entitled to vote with respect to the proposal and, therefore, will not be considered in determining whether or not the proposal has been approved. Therefore, if you are a beneficial owner and do not provide your broker, bank or other nominee with voting instructions with respect to the election of directors or the say-on-pay proposal, then your shares will not be voted on those matters.

Who will pay the costs of soliciting these proxies?

We will bear all costs of solicitation. Upon request, we will reimburse banks, brokers and other nominees for the expenses they incur in forwarding the proxy materials to you.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to our mailing the Notice, members of our Board, executive officers and certain employees may solicit proxies by telephone, by fax or other electronic means of communication (through electronic mail and the Company’s webpage), or in person. They will not receive any compensation for their solicitation activities in addition to their regular compensation. We have not engaged an outside solicitation firm in connection with the solicitation of proxies at this year’s Annual Meeting.

Where can I find the voting results?

We will publish voting results in a current report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting. If on the date of this filing the inspector of election for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amended Form 8-K filing within four business days after the final voting results are known.

Can a stockholder communicate directly with our Board?

Stockholders and other interested parties may communicate with members of our Board by writing to:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Senior Vice President, General Counsel and Secretary

Stockholders and other interested parties may also send an e-mail to CVR Energy’s Senior Vice President, General Counsel and Secretary at jwalter@cvrenergy.com. Our General Counsel will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication.

Why did I receive only one Notice when there are several stockholders at my address?

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of the Notice and, if applicable, our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee.

If you did not receive an individual copy of the Notice or our Annual Report or Proxy Statement, we will send copies to you if you contact us at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, (281) 207-3200, Attention: Senior Vice President, General Counsel and Secretary. If you and other residents at your address have been receiving multiple copies of the Notice or, if applicable, our Annual Report and Proxy Statement, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting or your ownership of CVR Energy common stock, please contact our transfer agent at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: (800) 937-5449

Website Address: www.amstock.com

INFORMATION ABOUT THE ANNUAL REPORT

Will I receive a copy of the Annual Report?

Unless you have previously requested a printed copy of the Annual Report or request a printed copy via the methods set forth herein, we will not be mailing you the Annual Report, and you should access it electronically pursuant to the instructions set forth herein.

How can I receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”)?

You can obtain, free of charge, a copy of the 2014 Form 10-K, by:

•	accessing the Internet site at http://annualreport.cvrenergy.com; or

•	writing to:

CVR Energy, Inc.

Attention: Investor Contacts

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

You can also obtain a copy of our 2014 Form 10-K and other periodic filings with the SEC from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) database at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our Board has nominated nine people for election as directors at the Annual Meeting. Each of the nominees currently is a director of our Company. If our stockholders elect these directors, then the directors will hold office until the next annual meeting of stockholders, or until their successors have been elected and qualified. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

A Board consisting of nine directors is proposed to be elected. The nine nominees of the Board are Bob G. Alexander, SungHwan Cho, Carl C. Icahn, Andrew Langham, John J. Lipinski, Courtney Mather, Stephen Mongillo, Andrew Roberto and James M. Strock. Biographical information regarding these nine director nominees is included beginning on page 10 of this Proxy Statement. Messrs. Alexander, Cho, Mongillo and Strock were appointed to the Board in May 2012 pursuant to the Transaction Agreement among the Company, IEP Energy LLC (“IEP”) and each of the other parties listed on the signature pages thereto, dated as of April 18, 2012 (the “Transaction Agreement”) and were recommended by Carl C. Icahn and certain of his affiliates. Mr. Icahn was appointed to the Board in June 2012, Mr. Lipinski has served on the Board since September 2006 and was last appointed to the Board in May 2012, Mr. Roberto was appointed to the Board in February 2014, Mr. Mather was appointed to the Board in May 2014 and Mr. Langham was appointed in September 2014.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe the Board’s nominees have attributes necessary to create a cohesive and effective Board, including high personal and professional ethics, integrity and values, vision and long-term strategic perspective, experience in our industry, practical judgment, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders.

The Board recommends that our stockholders vote FOR the election of the nine nominees listed above. The recommendation of the Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

Vote Required and Recommendation of Board

The nine director nominees receiving the greatest number of votes duly cast for election as directors will be elected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL

NINE OF THE BOARD’S NOMINEES LISTED ON THE PROXY CARD.

PROPOSAL 2

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF GRANT THORNTON LLP

The Audit Committee has selected Grant Thornton as our independent registered public accounting firm for fiscal year 2015. Our Board requests stockholders to ratify such selection.

Grant Thornton will:

•	audit our consolidated financial statements and internal control over financial reporting;

•	review certain reports we will file with the SEC;

•	provide you and our Board with certain reports; and

•	provide such other services as the Audit Committee and its chairman from time to time determine.

Grant Thornton served as our independent registered public accounting firm for 2014, performing professional services for us. We expect representatives of Grant Thornton to attend the Annual Meeting. We will allow them to make a statement if they desire and to respond to appropriate questions.

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm for 2015. Accordingly, stockholder approval is not required to appoint Grant Thornton as the Company’s independent registered public accounting firm. However, the Board of Directors believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in your best interest.

Vote Required and Recommendation of Board

The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required for the proposal to ratify the selection of Grant Thornton as CVR Energy’s independent registered public accounting firm for 2015 to be approved.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE FOR THE RATIFICATION OF

THE AUDIT COMMITTEE’S SELECTION OF GRANT THORNTON.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) added provisions to Section 14A of the Securities and Exchange Act of 1934 (as amended, the “Exchange Act”) to provide that a public company’s proxy statement in connection with the annual meeting of stockholders must, at least once every three years, allow stockholders to cast a non-binding, advisory vote regarding the compensation of the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In accordance with the Dodd-Frank Act and rules adopted by the SEC required thereunder, at the Annual Meeting, we are providing stockholders with an opportunity to cast an advisory vote on our compensation program for our named executive officers. This vote is referred to as a “Say-on-Pay” vote. Further, based on the results of the advisory vote on the frequency of future say-on-pay votes at our 2011 Annual Meeting of stockholders, we intend to provide our stockholders with an annual, non-binding advisory say-on-pay vote on executive compensation at least until the next required non-binding advisory vote on the frequency of future advisory say-on-pay votes as required by the rules of the SEC, which shall take place in connection with our 2017 Annual Meeting.

As described in the Compensation Discussion and Analysis section of this Proxy Statement and the compensation tables and narrative discussions that follow, our executive compensation program is based on our pay-for-performance philosophy and is designed with the following goals in mind: (1) aligning named executive officer and stockholder interests, (2) attracting and retaining quality leadership and (3) supporting a pay-for-performance philosophy. In excess of 91% of our outstanding shares voted to approve our say-on-pay proposal related to compensation for the 2013 fiscal year. For additional information on the compensation program for our named executive officers, including specific information about compensation in fiscal year 2014, please read the Compensation Discussion and Analysis section of this Proxy Statement, along with the subsequent tables and narrative descriptions, beginning on page 25 of this Proxy Statement.

The Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, the stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this Proxy Statement.”

Because the vote is advisory, it will not be binding upon the Board or the compensation committee and the Company will not be required to take any action as a result of the outcome of the vote. However, our Board and compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, our Board and compensation committee will consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Vote Required and Recommendation of Board

The affirmative vote of a majority of the votes present and entitled to vote on the say-on-pay proposal at the Annual Meeting is required for the proposal to be approved.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT

PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION

DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

MEMBERS OF AND NOMINEES TO OUR BOARD

The following table sets forth the names and ages (as of April 20, 2015) of each of our existing directors, each of whom is a nominee, and the year they first joined our Board:

Name	Age	Position	Joined Board
John J. Lipinski	64	Chief Executive Officer, President and Director	9/06

Carl C. Icahn	79	Chairman of the Board	6/12

Bob G. Alexander	81	Director	5/12

SungHwan Cho	41	Director	5/12

Andrew Langham	42	Director	9/14

Courtney Mather	38	Director	5/14

Stephen Mongillo	53	Director	5/12

Andrew Roberto	29	Director	2/14

James M. Strock	58	Director	5/12

Principal Occupations and Qualifications

The Board has concluded that each of its members, all of who have again been nominated to serve as a director, is qualified to serve as a director due to the value of his experiences, qualifications, attributes and skills as noted below:

John J. Lipinski has served as our chief executive officer, president and a member of our Board since September 2006 and served as chairman of our Board from October 2007 until May 2012 when IEP acquired the majority of our common stock (the “IEP Acquisition”). In addition, Mr. Lipinski has served as executive chairman of the general partner of CVR Partners, LP (“CVR Partners”) since June 2011 and as chief executive officer and president from October 2007 to June 2011 and from January 2014 to May 2014. He has been a director of the general partner of CVR Partners since October 2007. In addition, Mr. Lipinski has served as the chief executive officer, president, and director of the general partner of CVR Refining, LP (“CVR Refining”) since its inception in September 2012. For a discussion of CVR Partners and CVR Refining, see “Certain Relationships and Related Party Transactions — Transactions with CVR Partners and CVR Refining.” Mr. Lipinski has over 40 years of experience in the petroleum refining and nitrogen fertilizer industries. He began his career with Texaco Inc. In 1985, Mr. Lipinski joined The Coastal Corporation, eventually serving as Vice President of Refining with overall responsibility for Coastal Corporation’s refining and petrochemical operations. Upon the merger of Coastal with El Paso Corporation in 2001, Mr. Lipinski was promoted to Executive Vice President of Refining and Chemicals, where he was responsible for all refining, petrochemical, nitrogen-based chemical processing and lubricant operations, as well as the corporate engineering and construction group. Mr. Lipinski left El Paso in 2002 and became an independent management consultant. In 2004, he became a managing director and partner of Prudentia Energy, an advisory and management firm. Mr. Lipinski currently serves on the board of directors of Chesapeake Energy Corporation, an oil and gas exploration and production company. Mr. Lipinski graduated from Stevens Institute of Technology with a bachelor’s degree in Engineering (chemical) and received a Juris Doctor degree from Rutgers University School of Law. Mr. Lipinski’s over 40 years of experience in the petroleum refining and nitrogen fertilizer industries adds significant value to the Board. His in-depth knowledge of the issues, opportunities and challenges facing the Company provides the direction and focus the Board needs to ensure the most critical matters are addressed.

Carl C. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP and Icahn Partners Master Fund LP. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion). Mr. Icahn has been: chairman of the board of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; chairman of the board of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since June 2012; chairman of the board of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; a director of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007, and the non-executive chairman of the board of Federal-Mogul since January 2008; and President and a member of the executive committee of XO Holdings, a competitive provider of telecom services, since September 2011, and chairman of the board and a director of its predecessors since January 2003. Mr. Icahn was previously: chairman of the board and a director of American Railcar Industries, Inc., a railcar manufacturing company, from 1994 to July 2014; a director of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2004 to November 2013; a director of WestPoint Home LLC, a home textiles manufacturer, from October 2005 until December 2011; a director of Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, from July 1993 to July 2010; a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment, from May 2005 to January 2010; a director of Voltari Corporation, a mobile data services provider, from April 2008 to January 2010; a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide, from August 2008 to October 2009; and a director of WCI Communities, Inc., a homebuilding company, from August 2007 to September 2009, and was chairman of the board of WCI from September 2007 to September 2009. Mr. Icahn received his B.A. from Princeton University. Mr. Icahn brings to his role as director his significant business experience and leadership role as director in various companies as discussed above. In addition, Mr. Icahn is uniquely qualified based on his historical background for creating value in companies across multiple industries. Mr. Icahn has proven to be a successful investor over the past 40 years.

Bob G. Alexander has served as a Director since the IEP Acquisition. Mr. Alexander has served as a director of TransAtlantic Petroleum Corp., an international exploration and production company doing business in Turkey, Poland, Bulgaria and Romania, since June 2010, and Seventy Seven Energy Inc., a diversified oilfield services company, since June 2014. Mr. Alexander previously served on the board of directors of Chesapeake Energy Corporation, an oil and gas exploration and production company, from June 2012 until June 2014. Mr. Alexander, a founder of Alexander Energy Corporation, served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy from 1980 to 1996. Alexander Energy merged with National Energy Group, Inc., an oil and gas property management company, in 1996 and Mr. Alexander served as President and Chief Executive Officer from 1998 to 2006. National Energy Group was previously indirectly controlled by Carl C. Icahn. From 1976 to 1980, Mr. Alexander served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver, Colorado. Mr. Alexander also served on the board of Quest Resource Corporation from June to August 2008. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. Mr. Alexander received a Bachelor of Science degree in Geological Engineering from the University of Oklahoma. Based upon Mr. Alexander’s experience in the oil and gas services industry, as well as his experience serving as a director of other public companies, we believe that Mr. Alexander has the requisite set of skills to serve as a Board member.

SungHwan Cho has served as Chief Financial Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since March 2012. Prior to that time, he was Senior Vice

President and previously Portfolio Company Associate at Icahn Enterprises since October 2006. Mr. Cho has been a director of: American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, since September 2013; CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; Icahn Enterprises L.P., since September 2012; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2012; CVR Partners LP, a nitrogen fertilizer company, since May 2012; Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since May 2012; XO Holdings, a competitive provider of telecom services, since August 2011; American Railcar Industries, Inc., a railcar manufacturing company, since June 2011 (and has been Chairman of the Board of American Railcar Industries since July 2014); WestPoint Home LLC, a home textiles manufacturer, since January 2008; PSC Metals Inc., a metal recycling company, since December 2006; and Viskase Companies, Inc., a meat casing company, since November 2006. Mr. Cho was previously a director of Take-Two Interactive Software Inc., a publisher of interactive entertainment products, from April 2010 to November 2013. American Railcar Leasing, CVR Refining, Icahn Enterprises, CVR Energy, CVR Partners, Federal-Mogul, XO Holdings, American Railcar Industries, WestPoint Home, PSC Metals and Viskase Companies each are indirectly controlled by Carl C. Icahn. Mr. Icahn also had a non-controlling interest in Take-Two Interactive Software through the ownership of securities. Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business. Based upon Mr. Cho’s deep understanding of finance and risk obtained from his past experience, including his position as an investment banker at Salomon Smith Barney, we believe that Mr. Cho has the requisite set of skills to serve as a member of our Board.

Andrew Langham has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since January 2015. From 2005 to January 2015, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Langham was an associate at Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has been a director of: CVR Refining, LP, an independent downstream energy limited partnership, since September 2014; and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since September 2014. CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Langham received a B.A. in 1995 from Whitman College, and a J.D. from the University of Washington in 2000. Based on Mr. Langham’s extensive corporate and public company experience, we believe that Mr. Langham has the requisite set of skills to serve as a member of our Board.

Courtney Mather has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since April 2014. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was Managing Director at Goldman Sachs & Co, where he served in various investment roles from 1998 to 2012. He was a director of the Loan Syndications and Trading Association (LSTA), an organization that develops policies and market practices with firms transacting in loans and related claims, in 2011. Mr. Mather has been a director of: American Railcar Industries, Inc., a railcar manufacturing company, since July 2014; CVR Refining, LP, an independent downstream energy limited partnership, since May 2014; and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2014. American Railcar Industries, CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Mather received a B.A. in Political Science from Rutgers College and attended the United States Naval Academy. We believe Mr. Mather’s strong financial background and experience will be an asset to our Board.

Stephen Mongillo has served as a Director since the IEP Acquisition. Mr. Mongillo is a private investor. From 2009 to 2011, Mr. Mongillo served as a director of American Railcar Industries, Inc. From January 2008 to January 2011, Mr. Mongillo served as a managing director of Icahn Capital LP, the entity through which Mr. Carl Icahn managed third-party investment funds. From March 2009 to January 2011, Mr. Mongillo served as a director of WestPoint International Inc. Prior to joining Icahn Capital, Mr. Mongillo worked at Bear Stearns for 10 years, most recently as a senior managing director overseeing the leveraged finance group’s efforts in the healthcare, real estate, gaming, lodging, leisure, restaurant and education sectors. American Railcar Industries and WestPoint International are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Mongillo received a B.A. from Trinity College and an M.B.A from the Amos Tuck School of Business Administration at Dartmouth College. Based upon Mr. Mongillo’s over 25 years of experience in the financial industry and his strong understanding of the complex business and financial issues encountered by large complex companies, we believe that Mr. Mongillo has the requisite set of skills to serve as a Board member.

Andrew Roberto, CFA, has served as an Analyst at Icahn Enterprises L.P. since May 2012. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion. Mr. Roberto is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Roberto served as a research analyst at RBS Securities covering the automotive, industrial, coal, homebuilding and building products sectors as a member of the high yield and distressed debt trading team. Mr. Roberto began his career at AllianceBernstein, where he focused on client services and relationship management. Mr. Roberto has been a director of: Voltari Corporation, a mobile data services provider, since August 2014; American Railcar Industries, Inc., a railcar manufacturing company, since February 2014; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since February 2014; CVR Partners LP, a nitrogen fertilizer company, since February 2014; CVR Refining, LP, an independent downstream energy limited partnership, since February 2014; WestPoint Home LLC, a home textiles manufacturer, since February 2014; and Viskase Companies, Inc., a meat casing company, since February 2014. Mr. Roberto was previously a director of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from February 2014 to June 2014. American Railcar Industries, American Railcar Leasing, CVR Energy, CVR Partners, Westpoint Home and Viskase are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Voltari through the ownership of securities. Mr. Roberto received his B.A. in Economics from Williams College and is a CFA Charterholder. Based upon Mr. Roberto’s strong financial background and experience as an analyst, we believe that Mr. Roberto has the requisite set of skills to serve as a member of our Board.

James M. Strock has served as a Director since the IEP Acquisition. Mr. Strock is CEO of the Serve to Lead Group, which he founded in 1997. The Serve to Lead Group serves diverse sectors including: finance, manufacturing, transportation, technology, defense, aerospace, health care, real estate, chemicals, professional services, insurance, environmental safety and health, remediation, clean tech, sustainability, energy, and medical cannabis. Mr. Strock, individually and as part of various teams and organizations, serves various functions, including: management, project management, financing, sales and marketing, stakeholder engagement, public advocacy, communication (including new media), crisis communication, strategic planning, regulatory compliance, negotiation, mediation, facilitation, human resources, and training. Mr. Strock has served in senior executive and board positions in the public, private, and not-for-profit sectors. He served as California’s founding Secretary for Environmental Protection, and as Assistant Administrator for Enforcement (chief law enforcement officer) of the U.S. Environmental Protection Agency. Mr. Strock is the author of three books on leadership, management, and communication. He is a member of the Council on Foreign Relations, and the Authors Guild. Mr. Strock holds an A.B. from Harvard College and a J.D. from Harvard Law School. He served to captain in the USAR-JAGC. Based upon Mr. Strock’s extensive business and public service experience, which enable him to assist boards in meeting their responsibilities in various functions, we believe that Mr. Strock has the requisite set of skills to serve as a Board member.

None of our directors or executive officers has any family relationship with any other director or executive officer.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is traded.

Operation and Meetings

The Board oversees the business of the Company, which is conducted by the Company’s employees and officers under the direction of the chief executive officer of the Company. The Board performs a number of specific functions, including: (1) reviewing, approving and monitoring fundamental financial and business strategies, risks and major corporate actions; (2) selecting, evaluating and compensating the chief executive officer and other executive officers of the Company; and (3) reviewing the Company’s compliance with its public disclosure obligations. The Board appoints the members of the three Board committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Members of the Board are kept informed about our Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by members of the Company’s management. The full Board is also advised of actions taken by the various committees of our Board by the chairmen of those committees. Directors have access to all of our books, records and reports and members of management are available at all times to answer their questions. Management also communicates with the various members of our Board on a regular informal basis as is needed to effectively oversee the activities of our Company.

During 2014, the Board held two meetings and acted by unanimous written consent 18 times. All of the directors who served during 2014 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure on the Board, except that Messrs. Alexander and Mongillo were absent for one of the two board meetings during the year. In addition, while we do not have a specific policy regarding attendance at the annual meeting of stockholders, all director nominees are encouraged to attend the Annual Meeting. In 2014, one of the directors attended our annual meeting of stockholders.

Meetings of Non-Management Directors and Executive Sessions

To promote open discussion among non-management directors, we schedule regular executive sessions in which our independent or non-management directors meet without management participation. “Non-management directors” are all directors who are not executive officers. During 2014, three of our directors were independent (Messrs. Alexander, Mongillo and Strock) and all of our directors are non-management directors, except for Mr. John J. Lipinski, our president and chief executive officer. Currently, we do not have a lead independent director. Our independent directors met in executive session one time during 2014. Mr. Mongillo presided over the executive session held by our independent directors. Our non-management directors did not meet during 2014. In the absence of further action, Mr. Carl C. Icahn, chairman of the Board, will serve as chairman of the executive sessions held by our non-management directors.

Board Leadership Structure and Risk Oversight

The Board believes that it should have the flexibility to make determinations as to whether the same individual should serve as both the chief executive officer and the chairman of the Board, and the Board’s leadership has varied over time. In determining the appropriate leadership structure, the Board considers, among other things, the current composition of the Board and the challenges and opportunities specific to the Company. Mr. Lipinski served as the Company’s chief executive officer and chairman of the Board until the IEP Acquisition. Since the IEP Acquisition, Mr. Lipinski has served as the Company’s chief executive officer, president and a director, and Mr. Icahn has served as chairman of the Board since June 2012. The Board believes that this leadership structure, which separates the chairman and chief executive officer roles, is appropriate at this time in light of IEP’s ownership of over 80% of our common stock. In particular, the Board believes that this structure clarifies the individual roles and responsibilities of Mr. Lipinski and Mr. Icahn and enhances accountability. The Board recognizes that there is no single, generally accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant.

Our governance processes, including the Board’s involvement in developing and implementing strategy, active oversight of risk, regular review of business results and thorough evaluation of the chief executive officer’s performance and compensation, provide rigorous Board oversight of the chief executive officer as he fulfills his various responsibilities.

The Board considers oversight of CVR Energy’s risk management efforts to be a responsibility of the entire Board. The Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate members of management to enable the Board (or committee) to understand the Company’s risk identification, risk management, and risk mitigation strategies. When a report is vetted at the committee level, the chairman of that committee subsequently reports on the matter to the full Board. This enables the Board and its committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of CVR Energy’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company. The audit committee assists the Board with oversight of the Company’s material financial risk exposures and the Company’s material financial statement and financial reporting risks. The compensation committee assists the Board with oversight of risks associated with the Company’s compensation policies and practices. The nominating and corporate governance committee assists the Board with oversight of risks associated with the Company’s governance. In each case, the Board or the applicable committee oversees the steps Company management has taken to monitor and control such exposures.

The chief executive officer’s membership on and collaboration with the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. He is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

We have performed an internal review of all of our material compensation programs and have concluded that there are no plans that provide meaningful incentives for employees, including the named executive officers and other executive officers, to take risks that would be reasonably likely to have a material adverse effect on us.

Communications with Directors

Stockholders and other interested parties wishing to communicate with our Board may send a written communication addressed to:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Senior Vice President, General Counsel and Secretary

Our General Counsel will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication. Any stockholder or other interested party who is interested in contacting only the independent directors or non-management directors as a group or the director who presides over the meetings of the independent directors or non-management directors may also send written communications to the contact above and should state for whom the communication is intended.

The “Controlled Company” Exemption and Director Independence

“Controlled Company” Exemption

Our Board has determined that we are a controlled company under the rules of the NYSE and, as a result, we qualify for and may rely on exemptions from certain director independence requirements of the NYSE.

Under the rules of the NYSE, a listed company is a controlled company when more than 50% of the voting power is held by an individual, a group or another company. Our Board has determined that we are a controlled company because IEP currently owns approximately 82% of our outstanding common stock. Consequently, the Company has availed itself of the controlled company exemption.

Director Independence

Due to our status as a controlled company, we are relying on exemptions from the NYSE rules that require that (a) our Board be comprised of a majority of independent directors as defined under the rules of the NYSE, (b) our compensation committee be comprised solely of independent directors and (c) our nominating and corporate governance committee be comprised solely of independent directors.

The controlled company exemption does not modify the independence requirements for the audit committee. The Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”) and NYSE rules require that our audit committee be composed entirely of independent directors. The members of the audit committee are Messrs. Mongillo, Alexander and Strock. Our Board has affirmatively determined that Messrs. Mongillo, Alexander and Strock are independent directors under the rules of the SEC and the NYSE.

Committees

Our Board has the authority to delegate the performance of certain oversight and administrative functions to committees of the Board. Our Board currently has an audit committee, a compensation committee and a nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues.

Each committee has adopted a charter which is reviewed annually by that committee and changes, if any, are recommended to our Board for approval. The charters for the audit committee, the compensation committee and the nominating and corporate governance committee are subject to certain NYSE rules and our charters for those committees comply with such rules. Copies of the audit committee charter, compensation committee charter and nominating and corporate governance committee charter, as in effect from time to time, are available free of charge on our Internet site at www.cvrenergy.com. These charters are also available in print to any stockholder who requests them by writing to CVR Energy, Inc., at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Senior Vice President, General Counsel and Secretary.

The following table shows the membership of each committee of our Board as of December 31, 2014 and the number of meetings held by each committee during 2014.

Committee Membership as of December 31, 2014 and Meetings Held During 2014

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Carl C. Icahn
Bob G. Alexander	X
SungHwan Cho			X
Andrew Langham		X
John J. Lipinski
Courtney Mather		X
Stephen Mongillo	Chair		X
Andrew Roberto		Chair	Chair
James M. Strock	X		X
Number of 2014 Meetings	7	1	0

Audit Committee

The Board has established an audit committee, in accordance with Section 3(a)(58)(A) of the Exchange Act, comprised of Stephen Mongillo (chairman), Bob G. Alexander and James M. Strock. Each of the members of the audit committee meets the independence and experience standards established by the NYSE and the Exchange Act. Our Board has determined that Mr. Mongillo qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC, and that each member of the audit committee is “financially literate” under the requirements of the NYSE.

The audit committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company’s internal audit function, (4) oversees and reviews the independence, qualifications and performance of the independent registered public accounting firm, (5) reviews external and internal audit reports and management’s responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls and financial statements and reports of the Company, (7) oversees the Company’s compliance with certain legal and regulatory requirements, (8) reviews the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent auditors and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company’s whistleblower policy, (13) produces an annual report for inclusion in the Company’s proxy statement and (14) otherwise complies with its responsibilities and duties as stated in the Company’s Audit Committee Charter. At each regularly scheduled meeting, audit committee members have the opportunity to meet privately with representatives of Grant Thornton, the Company’s internal auditors and management of the Company.

Compensation Committee

In addition, the Board has established a compensation committee. During 2014, the compensation committee was initially comprised of Vincent J. Intrieri (chairman), Samuel Merksamer and Daniel A. Ninivaggi. Mr. Ninivaggi resigned from the Board on February 6, 2014, Mr. Intrieri resigned from the Board on May 19, 2014 and Mr. Merksamer resigned from the Board on September 12, 2014. The compensation committee currently consists of Andrew Roberto (chairman), Andrew Langham, and Courtney Mather.

The principal responsibilities of the compensation committee are to (1) make determinations or recommendations to the Board, as deemed appropriate by the committee, with respect to annual and long-term performance goals and objectives as well as the annual salary, bonus and other compensation and benefits, direct and indirect, of the chief executive officer and our other senior executives as well as non-employee directors, (2) review and authorize the Company to enter into employment, severance or other compensation agreements with the chief executive officer and other senior executives, (3) recommend changes in employee benefit programs, (4) provide counsel regarding key staffing, (5) administer our equity incentive plans, (6) establish and periodically review perquisites and fringe benefits policies, (7) administer the Company’s performance incentive plan and (8) assist the Board in assessing any risks to the Company associated with the Company’s employee compensation practices and policies. In addition, the compensation committee reviews and discusses our Compensation Discussion and Analysis with management and produces a report on executive compensation for inclusion in our annual proxy statement in compliance with applicable federal securities laws.

As discussed in Compensation Discussion and Analysis, the compensation committee has engaged Longnecker & Associates (“Longnecker”), a compensation consultant, to assist the committee with benchmarking of certain executive compensation levels and to generally assess the level of compensation increases from 2013 to 2014 and 2015. In 2014, the fees for any additional services provided by Longnecker to the Company did not exceed $120,000.

Pursuant to SEC rules, the compensation committee has assessed the independence of Longnecker and concluded that no conflict of interest exists that would prevent Longnecker from independently representing the compensation committee.

Nominating and Corporate Governance Committee

Our Board has also established a nominating and corporate governance committee. During 2014, the nominating and corporate governance committee was initially comprised of Daniel A. Ninivaggi (chairman), SungHwan Cho, Stephen Mongillo and James M. Strock. On February 6, 2014, Mr. Ninivaggi resigned from the Board, and Mr. Andrew Roberto was concurrently appointed to the Board and as chairman of the nominating and corporate governance committee.

The nominating and corporate governance committee (1) annually reviews the Company’s Corporate Governance Guidelines, (2) oversees the performance of the Board and committees thereof and (3) otherwise complies with its responsibilities and duties as stated in the Company’s Nominating and Corporate Governance Committee Charter.

Identifying and Evaluating Nominees for Directors

The Board seeks a diverse group of directors who have attributes necessary to create a cohesive and effective Board, including high personal and professional ethics, integrity and values, vision and long-term strategic perspective, experience in our industry, practical judgment, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders.

As a result of its control of a majority of our outstanding common stock, IEP ultimately controls the election of all of the members of our Board. Consequently, our Board has deemed it appropriate not to maintain a formal policy with respect to the review of potential nominees or to charge the nominating and corporate governance committee with the nomination of directors. However, all of our directors ultimately participate in the review of potential nominees to our Board.

The Board may consider candidates recommended by stockholders, as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. If a stockholder wishes to recommend a candidate for director for election at the 2016 Annual Meeting of Stockholders, it must follow the procedures described below under “Stockholder Proposals.”

Compensation Committee Interlocks and Insider Participation

During 2014, the compensation committee was initially comprised of Vincent J. Intrieri (chairman), Samuel Merksamer and Daniel A. Ninivaggi. Mr. Ninivaggi resigned from the Board on February 6, 2014, Mr. Intrieri resigned from the Board on May 19, 2014 and Mr. Merksamer resigned from the Board on September 12, 2014. The compensation committee currently consists of Andrew Roberto (chairman), Andrew Langham, and Courtney Mather. No member of the compensation committee (1) was or is an officer or employee of the Company, or (2) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transactions. Additionally, none of the Company’s executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Company’s compensation committee during 2014.

Corporate Governance Guidelines and Codes of Ethics

Our Corporate Governance Guidelines, as well as our Code of Ethics, which applies to all of our directors, officers and employees, and our Principal Executive and Senior Financial Officers’ Code of Ethics, which applies to our principal executive and senior financial and accounting officers, are available free of charge on our Internet site at www.cvrenergy.com. Our Corporate Governance Guidelines, Code of Ethics and Principal Executive and Senior Financial Officers’ Code of Ethics are also available in print to any stockholder who requests them by writing to CVR Energy, Inc., at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Senior Vice President, General Counsel and Secretary.

DIRECTOR COMPENSATION FOR 2014

The fees for independent non-employee directors are described below on an annual basis.

Compensation

Independent non-employee directors (Messrs. Mongillo, Alexander and Strock) receive an annual retainer of $75,000, paid on a quarterly basis, and meeting fees of $1,000 per meeting. In addition, these directors receive an additional annual retainer of $5,000 for serving as the chairman of any Board committee and an additional annual retainer of $1,000 for serving on a Board committee. These directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

Director Compensation Table

The following table reflects compensation received by independent non-employee directors for their service on the Board during 2014.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Bob G. Alexander	77,000	—	77,000
Stephen Mongillo	82,333	—	82,333
James M. Strock	79,000	—	79,000

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

The following table presents information regarding beneficial ownership of our common stock by:

•	each of our current directors and nominees for director;

•	each of our named executive officers;

•	each stockholder known by us to beneficially hold five percent or more of our common stock; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the business address for each of the beneficial owners listed in the table is c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Beneficial Owner Name and Address	Shares Beneficially Owned
	Number	Percent(1)
Carl C. Icahn(2)	71,198,718	82%
c/o Icahn Associates Holding LLC 767 Fifth Avenue, 47th Floor New York, NY 10153
Bob G. Alexander	—	—
SungHwan Cho	—	—
Andrew Langham	—	—
John J. Lipinski	—	—
Courtney Mather	—	—
Stephen Mongillo	—	—
Andrew Roberto	—	—
James M. Strock	—	—
Susan M. Ball	—	—
Edmund S. Gross	—	—
Robert W. Haugen	1	*
Martin J. Power	—	—
Stanley A. Riemann	—	—
All directors and executive officers, as a group (13 persons)(3)	71,198,719	82%

*	Less than 1% of our outstanding common stock as of the record date.

(1)	Percentage based upon 86,831,050 shares of common stock outstanding.

(2)	The following disclosures are based on a Schedule 13D/A filed with the Commission on May 29, 2012 by IEP, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn (collectively, the “Icahn Reporting Persons”).

According to the filing, the principal business address of each of (i) IEP, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601 and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153. According to the filing, IEP has sole voting power and sole dispositive power with regard to

71,198,718 shares. Each of IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares.

According to the filing, each of IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl C. Icahn, by virtue of their relationships to IEP, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which IEP directly beneficially owns. Each of IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl C. Icahn disclaims beneficial ownership of such shares for all other purposes.

(3)	The number of shares of common stock owned by all directors and executive officers, as a group, reflects the sum of the 71,198,718 shares of common stock beneficially owned by Mr. Icahn and the 1 share of common stock owned by Mr. Haugen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding common stock, to file reports of their stock ownership and changes in their ownership of our common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in 2014. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge all of our executive officers and directors, and other persons who owned more than 10% of our outstanding common stock, fully complied with the reporting requirements of Section 16(a) during 2014.

EQUITY COMPENSATION PLANS

The table below contains information about securities authorized for issuance under our long-term incentive plan as of December 31, 2014. This plan was initially approved by our stockholders in October 2007 and reapproved by our stockholders in June 2014.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a)) (c)
Equity compensation plans approved by security holders:
CVR Energy, Inc. Long Term Incentive Plan				6,787,341	(3)
Stock Options	—	(1)	—
Common stock	—	(2)	—
Equity compensation plans not approved by security holders:
None	—		—	—

Total	—		—	6,787,341

(1)	No stock options are outstanding under the CVR Energy, Inc. 2007 Long Term Incentive Plan.

(2)	The only awards outstanding under the CVR Energy, Inc. 2007 Long Term Incentive Plan are unvested restricted stock units, which are settled in cash on the vesting date; therefore, common stock will not be issued upon vesting.

(3)	Represents shares of common stock that remain available for future issuance pursuant to the CVR Energy, Inc. 2007 Long Term Incentive Plan in connection with awards of stock options, non-vested restricted shares, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance awards.

EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages (as of April 20, 2015) of each person who currently is an executive officer of CVR Energy. We also indicate in the biographies below which executive officers of CVR Energy hold similar positions with the general partners of CVR Partners and CVR Refining. Certain members of CVR Energy’s senior management manage CVR Partners and CVR Refining pursuant to services agreements between us and the applicable partnership.

Name	Age	Position
John J. Lipinski	64	Chief Executive Officer and President
Susan M. Ball	51	Chief Financial Officer and Treasurer
Robert W. Haugen	56	Executive Vice President, Refining Operations
Martin J. Power	59	Chief Commercial Officer
John R. Walter	38	Senior Vice President, General Counsel and Secretary

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Susan M. Ball has served as chief financial officer and treasurer of our Company and CVR Partners’ general partner since August 2012. She previously served as vice president, chief accounting officer and assistant treasurer of CVR Energy and the general partner of CVR Partners since October 2007 and as vice president, chief accounting officer and assistant treasurer for Coffeyville Resources, LLC (“CRLLC”) since May 2006. In addition, Ms. Ball has also served as the chief financial officer and treasurer of CVR Refining’s general partner since its inception in September 2012. Ms. Ball has more than 30 years of experience in the accounting industry, with more than 12 years serving clients in the public accounting industry. Prior to joining CVR Energy, she served as a Tax Managing Director with KPMG LLP, where she was responsible for all aspects of federal and state income tax compliance and tax consulting, which included a significant amount of mergers and acquisition work on behalf of her clients. Ms. Ball received a Bachelor of Science in Business Administration from Missouri Western State University and is a Certified Public Accountant.

Robert W. Haugen joined our business on June 24, 2005 and has served as executive vice president, refining operations at our Company since September 2006 and as executive vice president, engineering and construction at CRLLC since June 24, 2005. In addition, Mr. Haugen has served as executive vice president, refining operations of CVR Refining’s general partner since its inception in September 2012. Mr. Haugen brings more than 30 years of experience in the refining, petrochemical and nitrogen fertilizer business to our Company. Prior to joining us, Mr. Haugen was a managing director and Partner of Prudentia Energy, an advisory and management firm focused on mid-stream/downstream energy sectors, from January 2004 to June 2005. On leave from Prudentia, he served as the Senior Oil Consultant to the Iraqi Reconstruction Management Office for the

U.S. Department of State. Prior to joining Prudentia Energy, Mr. Haugen served in numerous engineering, operations, marketing and management positions at the Howell Corporation and at the Coastal Corporation. Upon the merger of Coastal and El Paso in 2001, Mr. Haugen was named Vice President and General Manager for the Coastal Corpus Christi Refinery and later held the positions of Vice President of Chemicals and Vice President of Engineering and Construction. Mr. Haugen received a Bachelor of Science degree in Chemical Engineering from the University of Texas.

Martin J. Power has served as chief commercial officer of our company and CVR Refining’s general partner since December 2014. Mr. Power has more than 35 years of experience in the areas of crude oil and petroleum products related to trading, marketing, logistics and business development. Before joining CVR Energy, he served as manager of business development and as a trading manager at Koch Supply & Trading, LP. Previous to Koch Supply & Trading, Mr. Power was co-founder and president of Riverway Petroleum Partners, LLC, a petroleum products trading and logistics company. Prior to Riverway Petroleum Partners, Mr. Power spent much of his career in senior management roles for major petroleum companies. He served as managing director of light products and managing director of crude oil for El Paso Merchant Energy; vice president of trading, vice president of foreign crude and senior vice president of light products for Coastal States Trading; and as a senior trader for BP North America Petroleum and BP Oil Supply. Mr. Power holds a Bachelor of Science in Business Administration — Accounting from Nichols College and serves on its Board of Trustees.

John R. Walter has served as senior vice president, general counsel and secretary of our company and each of the general partners of CVR Refining and CVR Partners since January 2015. He has served as vice president, associate general counsel since January 2011, assistant secretary since May 2011 and associate general counsel since March 2008. Prior to joining CVR Energy, Mr. Walter was an associate at Stinson Morrison Hecker LLP in Kansas City Missouri from 2006 to 2008, and was an associate at Seigfreid, Bingham, Levy, Selzer & Gee, P.C. in Kansas City, Missouri from 2002 to 2006. Mr. Walter received a Bachelor of Science in psychology from Colorado State University and a Juris Doctor from the University of Kansas.

COMPENSATION DISCUSSION AND ANALYSIS

The following executives who were responsible for the management of our business during 2014 are (as of December 31, 2014) or were (during 2014) employed by CVR Energy: John J. Lipinski (our chief executive officer and president); Susan M. Ball (our chief financial officer), Martin J. Power (our chief commercial officer); Stanley A. Riemann (our former chief operating officer); Edmund S. Gross (our former general counsel); and Robert W. Haugen (our executive vice president, refining operations). Mr. Riemann and Mr. Gross resigned from their positions in connection with their retirement on June 30, 2014 and December 31, 2014, respectively. Throughout this Proxy Statement, we refer to Mr. Lipinski, Ms. Ball and Messrs. Power, Riemann, Gross and Haugen as our named executive officers.

Executive Compensation Program Highlights

The primary goals of the Company’s executive compensation program are to align the interests of our executives and our stockholders by linking a significant portion of compensation to our operating and financial results and to attract and retain quality leadership. Some key features of our executive compensation program which serve to accomplish these objectives are as follows:

•

Annual Incentive Awards.    At the 2011 Annual Meeting, the Company’s stockholders approved the CVR Energy, Inc. Performance Incentive Plan (the “PIP”), pursuant to which annual incentive awards are determined for our executives. Prior to the adoption of the PIP, the compensation committee determined annual bonuses based upon consideration of various factors with respect to Company performance and/or individual performance, which were not established in advance. The compensation committee believes that establishing performance goals pursuant to the PIP at the beginning of the performance period serves to more directly align annual incentive awards with increases in our stockholder value.

•

Equity-Based Incentive Awards.    A portion of targeted compensation is intended to be delivered through equity-based incentives. This has the effect of aligning our executives’ interests with those of our stockholders and encouraging them to remain in our employ through the duration of the relevant vesting schedule applicable to awards.

•

Double-Trigger Change in Control Provisions.    A change in control of the Company would not trigger the payment of severance benefits to our named executive officers under their employment agreements, or cause accelerated vesting of their equity-based awards, except in the event of a termination without cause or for good reason within one year following the change in control or in specified circumstances prior to and in connection with the change in control.

Overview

During 2014, the compensation committee was initially comprised of Vincent J. Intrieri (chairman), Samuel Merksamer and Daniel A. Ninivaggi. Mr. Ninivaggi resigned from the board of directors on February 6, 2014, Mr. Intrieri resigned from the board of directors on May 19, 2014 and Mr. Merksamer resigned on September 12, 2014. The compensation committee currently consists of Andrew Roberto (chairman), Andrew Langham, and Courtney Mather. The compensation committee has regularly scheduled meetings and additionally meets at other times as needed throughout the year.

The principal responsibilities of the compensation committee are to: (1) make determinations or recommendations to the Board, as deemed appropriate by the committee, with respect to annual and long-term performance goals and objectives as well as the annual salary, bonus and other compensation and benefits, direct and indirect, of the chief executive officer and our other senior executives as well as non-employee directors; (2) review and authorize the Company to enter into employment, severance or other compensation agreements with the chief executive officer and other senior executives; (3) recommend changes in employee benefit programs; (4) provide counsel regarding key staffing; (5) administer our equity incentive plans; (6) establish and periodically review perquisites and fringe benefits policies; (7) administer the PIP; and (8) assist the Board in assessing any risks to the Company associated with the Company’s employee compensation practices and policies.

Our business is commodity-driven, with high volatility and risk where earnings are not only influenced by margins, but also by unique, innovative and aggressive actions and business practices on the part of the executive team. The compensation committee continually monitors current economic conditions and considers the petroleum and fertilizer markets along with other considerations in making compensation decisions. In addition, the compensation committee routinely reviews financial and operational performance compared to our business plan, positive and negative industry factors and the response of the senior management team in dealing with and maximizing operational and financial performance in the face of the challenges affecting our businesses. Due to the nature of our business, performance of an individual or the business as a whole may be outstanding; however, our financial performance may not depict this same level of achievement. The financial performance of the Company is not necessarily reflective of individual operational performance. In addition, specific performance levels or benchmarks are not necessarily used to establish compensation. The compensation committee takes into account all factors when determining compensation packages for the executive officers.

In 2014, no significant changes were made to the Company’s overall executive compensation philosophy and structure because the compensation committee believed that the compensation program was reasonable, balanced and designed to attract, retain and motivate talented executives.

Executive Compensation Philosophy and Objectives

The overarching philosophy of our executive compensation program is to closely align compensation paid to our executive officers with our operating and financial performance on both a short-term and long-term basis, in order to align our executive officers’ interests with those of the stockholders. In addition, we aim to provide a competitive compensation program in the form of salary, bonuses and other benefits with the goal of retaining and attracting talented and highly motivated executive officers and key employees, which we consider crucial to our long-term success and the long-term enhancement of stockholder value. We also strive to maintain a compensation program whereby the executive officers, through exceptional performance and equity-based incentive awards, will have the opportunity to realize economic rewards commensurate with our stockholders’ gains. The compensation committee believes that an important component of compensation is equity-based incentive awards in achieving these objectives because these incentives encourage our executive team to remain in our employ through the duration of the relevant vesting period in order to realize compensation as a result of increases in stockholder value. Following our 2014 Annual Meeting of stockholders, the compensation committee considered the advisory vote of our stockholders approving our named executive officer compensation and determined to continue to apply the same principles in determining the nature and amount of executive compensation for 2014.

Setting Executive Compensation

Longnecker has been engaged by CVR Energy on behalf of its compensation committee to assist the committee with benchmarking of certain executive compensation levels and to generally assess the level of compensation increases from 2013 to 2014 and 2015. The compensation committee utilized this information, in addition to Longnecker’s 2013 study, to review and approve executive compensation levels. Longnecker’s 2013 study included an analysis regarding executive compensation levels and the mix of compensation as compared to peer companies, companies of similar size and other relevant market information. Management reviewed this compilation of information and then provided it to the compensation committee for its use in making decisions regarding the salary, bonus and other compensation amounts paid to named executive officers. The following companies were included in the 2013 report and analysis prepared by Longnecker as members of CVR Energy’s “peer group” — the independent refining companies of HollyFrontier Corporation and Tesoro Corporation, as well as PBF Energy, Inc. and Rentech, Inc. Although no specific target for total compensation or any particular element of compensation was set relative to CVR Energy’s peer group, the focus of Longnecker’s 2013 recommendations was centered on compensation levels between the 50th and 75th percentile of the peer group. Longnecker performed no work for the Company or for management except to provide consulting services related to executive compensation levels.

The chief executive officer, while not a member of the compensation committee, reviewed information provided by Longnecker as well as other relevant market information and actively provided guidance and recommendations to the compensation committee regarding the amount and form of the compensation of executive officers (other than himself) and certain key employees. For compensation decisions, including decisions regarding the grant of equity-based incentive awards relating to executive officers (other than our chief executive officer), the compensation committee typically considers the recommendations of our chief executive officer.

The compensation committee has not adopted any formal or informal policies or guidelines for allocating between long-term and current compensation, between cash and non-cash compensation. Decisions regarding such allocations are made strictly on a subjective and individual basis considering all relevant factors.

Elements of Our Executive Compensation Program

For 2014, the three primary components of our executive compensation program were base salary, an annual performance-based cash bonus and equity-based incentive awards. While these three components are related, they are viewed as separate and analyzed as such. The named executive officers are also provided with benefits that are generally available to CVR Energy’s salaried employees.

CVR Energy believes that equity-based incentive awards are the primary motivator in attracting and retaining executive officers. Salary and cash bonuses are viewed as secondary. However, the compensation committee views a competitive level of salary and cash bonus as critical to retaining talented individuals.

Base Salary

Each of the named executive officers has, or in the case of Messrs. Gross and Riemann, had, an employment agreement with CVR Energy that sets forth their initial base salaries. Base salaries are set at a level intended to enable CVR Energy to hire and retain executive officers, to enhance the executive officer’s motivation in a highly competitive and dynamic environment, and to reward individual and company performance. In determining base salary levels, the compensation committee takes into account the following factors: (i) our financial and operational performance for the year; (ii) the previous years’ compensation level for each executive officer; (iii) peer or market survey information for comparable public companies; and (iv) recommendations of the chief executive officer, based on individual responsibilities and performance, including each executive’s commitment and ability to (A) strategically meet business challenges, (B) achieve financial results, (C) promote legal and ethical compliance, (D) lead their own business or business team for which they are responsible and (E) diligently and effectively respond to immediate needs of the volatile industry and business environment.

Rather than establishing compensation solely on a formula-driven basis, decisions by the compensation committee are made using an approach that considers several important factors in developing compensation levels. For example, the compensation committee considers whether individual base salaries reflect responsibility levels and are reasonable, competitive and fair. In addition, in setting base salaries, the compensation committee reviews published survey and peer group data prepared by Longnecker and considers the applicability of the salary data in view of the individual positions within the Company.

Salaries are reviewed annually by the compensation committee with periodic informal reviews throughout the year. Adjustments, if any, are usually made effective January 1 of the year immediately following the review. The compensation committee most recently reviewed the level of base salary and cash bonus for each of the named executive officers (excluding Messrs. Gross and Riemann, who retired) in 2014 in conjunction with their responsibilities and expectations for 2015. They concluded their review in December 2014, and set the following base salaries for the named executive officers as of January 1, 2015: $1,000,000 for Mr. Lipinski (which is not a change from his 2014 salary); $415,000 for Ms. Ball; $325,000 for Mr. Power (which was set in connection with his initial employment agreement effective December 1, 2014); and $350,000 for Mr. Haugen. The salary increases, if applicable, were effective January 1, 2015. Individual performance, the practices of our peer group of companies as reflected in the analysis and report of Longnecker, and changes in the named executive officers’ positions and levels of responsibility were considered.

Annual Bonus

The Company’s annual bonus program is designed to meet each of its compensation objectives. Specifically, the annual bonus programs rewards executives only for measured company performance, thereby aligning the executive’s interest with those of the Company’s equity holders and encouraging the executives to focus on targeted performance. Further, the program also provides the executive with the opportunity to earn additional compensation, thereby making our total compensation package more competitive.

Information about total cash compensation paid by members of our peer group is used in determining both the level of bonus award and the ratio of salary to bonus, as the compensation committee believes that maintaining a level of bonus and a ratio of fixed salary to bonus (which may fluctuate) that is in line with those of our competitors is an important factor in attracting and retaining executives. The compensation committee also believes that a significant portion of executive’s compensation should be at risk, which means that a portion of the executive’s overall compensation is not guaranteed and is determined based on individual and company performance. Executives have greater potential bonus awards as their authority and responsibility increases. Each of the named executive officers is eligible to receive an annual cash bonus with a target bonus equal to a specified percentage of the relevant executive’s annual base salary. For 2014, the target bonuses for the named executive officers were: John J. Lipinski (250%); Susan M. Ball (100%); Edmund S. Gross (100%); Robert W. Haugen (120%); and Stanley A. Riemann (200%). Mr. Riemann’s bonus was prorated based upon his service to the company through June 30, 2014. Martin J. Power’s employment with CVR Energy began effective December 1, 2014 and, as such, he was not eligible to receive an annual cash bonus for 2014. These target percentages were the result of individual negotiations between the named executive officers and CVR Energy, and were in correlation with the findings and recommendations by Longnecker based upon review of CVR Energy’s peer group, companies of similar size and other relevant market information. Specific bonus measures were determined by the compensation committee, following discussions with CVR Energy management.

In March 2011, the Board adopted the PIP, pursuant to which the named executive officers had the opportunity to earn bonuses in respect of 2014. The payment of annual bonuses for the 2014 performance year to the named executive officers depended on the achievement of financial, operational and safety measures, which comprised 30%, 50% and 20% of the annual bonuses, respectively. Specific bonus measures were determined by the compensation committee based on its review of peer group information provided by Longnecker and discussions among the Board, management and the compensation committee and were selected with the goals of optimizing operations, maintaining financial stability and providing a safe work environment intended to maximize the Company’s overall performance resulting in increased stockholder value. The compensation committee also approved the threshold, target and maximum performance goals with respect to each measure. No payment will be made with respect to the measures unless the threshold of the relevant performance measure is achieved.

All of the named executive officers (except for Mr. Power, who joined CVR Energy effective December 1, 2014) participated in the PIP during 2014, and had the same measures, with the exception of Mr. Haugen, who is subject to certain separate financial and safety measures specifically designed for the petroleum segment of the Company’s business.

The 2014 financial measures were based upon consolidated adjusted EBITDA, which was derived from earnings before interest, taxes, depreciation and amortization, and adjusted for total cash and non-cash share-based compensation expense, first-in, first-out (FIFO) accounting impacts, unrealized gains on derivative transactions, turnaround expenses and board directed actions.

The 2014 operational measures included petroleum reliability for the Coffeyville and Wynnewood refineries, measured by crude throughput barrels per day.

The 2014 safety measures included the aggregated EH&S results for the petroleum segment pursuant to the PIP, and for the nitrogen fertilizer segment pursuant to the CVR Partners, LP Performance Incentive Plan, which included the following: consolidated OSHA recordable injury statistics (based upon enterprise-wide OSHA injuries and inclusive of petroleum, fertilizer and crude transportation); consolidated OSHA lost time injury statistics (based upon enterprise-wide OSHA lost time injuries and inclusive of petroleum, fertilizer and crude transportation); consolidated EH&S severity statistics (based upon enterprise-wide EH&S severity and inclusive of petroleum, fertilizer and crude transportation); consolidated air reportable releases (based upon enterprise-wide EPA reportable quantity releases and inclusive of petroleum and fertilizer operations); consolidated air reportable release quantity (based upon enterprise-wide EPA reportable quantity releases and inclusive of petroleum and fertilizer operations); consolidated tier 1 process safety events (based upon enterprise-wide API process safety events of petroleum and fertilizer operations); consolidated tier 1 severity (based on enterprise-wide API process safety events of petroleum and fertilizer operations); consolidated tier 2 process safety events (based upon enterprise-wide API process safety events of petroleum and fertilizer operations); reportable quantity spills for pipeline (based upon EPA reportable quantity releases inclusive of transportation operations); spills to waters of U.S. pipelines (based upon EPA spills to U.S. waters inclusive of transportation operations); reportable quantity spills for trucking (based upon EPA reportable quantity releases inclusive of transportation operations); spills to waters of U.S. trucking (based upon EPA spills to U.S. waters inclusive of transportation operations); trucking incidents for on-road operations (based upon on-road, fault of CRCT and inclusive of transportation operations); and severity of trucking incidents (based upon EH&S applied factors inclusive of transportation operations).

The table below reflects: (i) the financial, operational and safety measures used to determine 2014 bonuses for the named executive officers; (ii) the threshold, target and maximum performance levels for each measure; (iii) the actual results with respect to each measure; and (iv) the portion of the 2014 bonus determined based on each such measure. The executives may receive 0% or 50% related to threshold levels, 100% for target levels, and 150% for maximum levels, respectively.

2014 Performance Measure	2014 Performance Goals Threshold/Target/Maximum	2014 Actual Results	Percentage of Target Bonus Allocable to Measure
Consolidated adjusted EBITDA	Threshold: $535.3 million Target: $761.8 million Maximum: $1,126.6 million	$717.8	30% of bonus for all named executive officers other than Mr. Haugen

Consolidated adjusted EBITDA — Petroleum segment only	Threshold: $468.7 million Target: $669.6 million Maximum: $1,004.4 million	$627.3	30% of bonus for Mr. Haugen only

Consolidated Petroleum reliability measures	Threshold: 166,000 bpd Target: 177,000 bpd Maximum: 188,000 bpd	196,545 bpd	50% of bonus for all named executive officers other than Mr. Haugen

Coffeyville Petroleum Reliability Measures	Threshold: 105,000 bpd Target: 111,000 bpd Maximum: 117,000 bpd	119,704 bpd	30% of bonus for Mr. Haugen only

Wynnewood Petroleum Reliability Measures	Threshold: 61,000 bpd Target: 66,000 bpd Maximum: 71,000 bpd	76,841 bpd	20% of bonus for Mr. Haugen only

Petroleum environmental health and safety measures	Threshold: 0% of refining payout levels Target: 20% of refining payout levels Maximum: 30% of refining payout levels	12.50%	15% of bonus for all named executive officers other than Mr. Haugen

Nitrogen environmental health & safety measures	Threshold: 0% of nitrogen payout levels Target: 20% of nitrogen payout levels Maximum: 30% of nitrogen payout levels	17.14%	5% of bonus for all named executive officers other than Mr. Haugen

2014 Performance Measure	2014 Performance Goals Threshold/Target/Maximum	2014 Actual Results	Percentage of Target Bonus Allocable to Measure

Petroleum consolidated OSHA recordable injury statistics	Threshold: 11 recordable events Target: 8 recordable events Maximum: 4 recordable events	15 recordable events	2% of bonus for Mr. Haugen only

Petroleum consolidated OSHA lost time injury statistics	Threshold: 6 recordable events Target: 3 recordable events Maximum: 0 recordable events	11 recordable events	2% of bonus for Mr. Haugen only

Petroleum consolidated EH&S severity statistics	Threshold: 5 recordable events Target: 2 recordable events Maximum: 0 recordable events	4 recordable events	2% of bonus for Mr. Haugen only

Petroleum Consolidated air reportable releases	Threshold: 38 recordable events Target: 32 recordable events Maximum: 26 recordable events	21 recordable events	1% of bonus for Mr. Haugen only

Petroleum consolidated air reportable release quantity	Threshold: 1,060,451 pounds Target: 795,339 pounds Maximum: 530,226 pounds	107,389 pounds	3% of bonus for Mr. Haugen only

Petroleum consolidated Tier 1 process safety events	Threshold: 4 recordable events Target: 2 recordable events Maximum: 0 recordable events	5 recordable events	2% of bonus for Mr. Haugen only

Petroleum consolidated Tier 1 Severity process safety events	Threshold: 4 recordable events Target: 2 recordable events Maximum: 0 recordable events	1 recordable event	1% of bonus for Mr. Haugen only

Petroleum consolidated Tier 2 process safety events	Threshold: 6 recordable events Target: 4 recordable events Maximum: 2 recordable events	8 recordable events	2% of bonus for Mr. Haugen only

Reportable quantity spills — Pipeline	Threshold: 4 recordable events Target: 3 recordable events Maximum: 2 recordable events	0 recordable events	0.5% of bonus for Mr. Haugen only

Spills to Waters of U.S. — Pipeline	Threshold: 2 recordable events Target: 1 recordable events Maximum: 0 recordable events	1 recordable event	1% of bonus for Mr. Haugen only

Reportable Quantity Spills — Trucking	Threshold: 2 recordable events Target: 1 recordable events Maximum: 0 recordable events	1 recordable event	0.5% of bonus for Mr. Haugen only

Spills to Waters of U.S. — Trucking	Threshold: 2 recordable events Target: 1 recordable events Maximum: 0 recordable events	0 recordable events	1% of bonus for Mr. Haugen only

Trucking Incidents — On Road	Threshold: 3 recordable events Target: 2 recordable events Maximum: 1 recordable events	1 recordable event	1% of bonus for Mr. Haugen only

Trucking Incidents — Severity	Threshold: 1 recordable events Target: 0 recordable events Maximum: 0 recordable events	1 recordable event	1% of bonus for Mr. Haugen only

As a result of the level of performance achieved during 2014, Mr. Lipinski, Ms. Ball and Messrs. Riemann and Gross earned 115.76% of their respective 2014 target annual bonuses, and Mr. Haugen earned 114.34% of his 2014 target annual bonus. The amounts earned by the named executive officers as a result of their respective levels of performance during 2014 pursuant to the PIP are set forth in the Summary Compensation table in the Non-Equity Incentive Plan Compensation column.

Equity-Based Incentive Awards

We use equity-based incentive awards to reward long-term performance by our named executive officers. The issuance of equity-based incentives to named executive officers is intended to satisfy our compensation program objectives by generating significant future value for each named executive officer if the Company’s performance is outstanding and the value of the Company’s equity increases for all of its stockholders. The compensation committee believes that its equity incentives promote long-term retention of executives.

We established a long term incentive plan (“LTIP”) in connection with our initial public offering in October 2007. The compensation committee may elect to make grants of restricted stock, options, restricted stock units, performance units or other equity-based grants under the LTIP in its discretion or may recommend grants to the Board for its approval, as determined by the committee in its discretion.

Each of our named executive officers has been granted awards pursuant to the LTIP, with the exception of Mr. Power. In addition, each of our named executive officers have been granted awards of incentive units, with the exception of Mr. Lipinski. The awards are subject to transfer restrictions and vesting requirements that generally lapse in one-third annual increments beginning on the first anniversary of the date of grant, subject to immediate vesting under certain circumstances. The terms of the awards and provisions regarding immediate vesting are described in more detail in the section titled “Change-in-Control and Termination Payments” below.

Perquisites and Personal Benefits

The Company pays for the cost of supplemental life insurance for certain of its named executive officers. Except for the premiums associated with such supplemental life insurance, the total value of all perquisites and personal benefits provided to each named executive officer in 2014 was less than $10,000.

Other Forms of Compensation

Each of our named executive officers (other than Mr. Riemann) has a provision in his or her employment agreement that provides for certain severance benefits in the event of termination of employment under certain circumstances. These severance provisions are described in “Change-in-Control and Termination Payments” below. These severance provisions were negotiated between the executive officers and the Company.

CVR Partners and CVR Refining

A number of our executive officers, including certain of our named executive officers, also serve as executive officers of the general partners of CVR Partners and CVR Refining. These executive officers receive all of their compensation and benefits from us, including compensation related to services performed for CVR Partners and CVR Refining. In the future, our executive officers may receive equity-based awards pursuant to the CVR Partners, LP Long Term Incentive Plan or the CVR Refining, LP Long Term Incentive Plan for services provided to these businesses. Pursuant to services agreement entered into between the Company and CVR Partners and CVR Refining (and their respective general partners), CVR Partners and CVR Refining (or their respective general partners) reimburse us for the time our executive officers dedicate to operation of those businesses. With respect to CVR Refining, the services agreement was entered into in connection with CVR Refining’s initial public offering in January 2013. Prior to such time, compensation paid to our executive officers with respect to the time they spent working for CVR Refining following its formation in September 2012 was reimbursed by CVR Refining to the Company by virtue of our financial accounting process.

Under each of these services agreements, CVR Partners and CVR Refining (or their respective general partners) are required to pay us (a) all costs incurred by us in connection with the employment of our employees who provide services to CVR Partners or CVR Refining under the applicable agreement on a full-time basis, but excluding certain share-based compensation; (b) a prorated share of costs incurred by us in connection with the employment of our employees who provide services to CVR Partners and CVR Refining under the applicable agreement on a part-time basis, but excluding certain share-based compensation and such prorated share must be determined by us on a commercially reasonable basis, based on the percent of total working time that such shared staff are engaged in performing services for CVR Partners or CVR Refining; (c) a prorated share of certain administrative costs; and (d) various other administrative costs in accordance with the terms of the agreement.

Tax Considerations

Section 162(m) of the Code generally limits deductions by publicly held corporations for compensation paid to its “covered employees” (i.e., its chief executive officer and the three next highest compensated officers other than the chief financial officer) to the extent that the employee’s compensation for the taxable year exceeds $1.0 million. This limit does not apply to “qualified performance-based compensation,” which requires, among other factors, satisfaction of a performance goal that is established by a committee of the Board consisting of two or more non-employee directors. We submitted the PIP to stockholders for approval at the 2011 annual meeting as we intend for amounts paid pursuant to such plan to fall within the qualified performance-based compensation exception from Section 162(m) of the Code. The PIP was approved by our stockholders at the 2011 annual meeting and is currently the primary program through which cash incentive compensation is paid to our executives. In addition, the Company submitted the LTIP to stockholders for approval at the 2014 annual meeting as we intend for certain awards granted under the LTIP, including options, stock appreciation rights, performance units, performance share units and performance-based restricted stock, to fall within the qualified performance-based compensation exception from Section 162(m) of the Code. The LTIP and certain awards made to our chief executive officer were approved by our stockholders at the 2014 annual meeting. Notwithstanding Section 162(m) of the Code, we believe that stockholder interests are best served by preserving the compensation committee’s discretion and flexibility to take into account factors other than tax deductibility in making compensation decisions. Furthermore, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid by the Company will be fully deductible under any circumstances. Accordingly, the compensation committee retains the flexibility to approve compensation that may not be deductible if the committee believes that doing so is in the best interests of the Company and our stockholders.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee

Andrew Roberto (Chairman)

Andrew Langham

Courtney Mather

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information with respect to compensation earned by our named executive officers for the years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John J. Lipinski	2014	1,000,000	—		2,894,000	30,604	3,924,604
Chief Executive Officer	2013	950,000	2,889,236		9,442,250	29,933	13,311,419
	2012	950,000	11,589,180		3,771,738	25,105	16,336,023

Susan M. Ball(5)	2014	390,000	930,002		451,464	18,230	1,789,696
Chief Financial Officer	2013	360,000	896,838		468,720	17,629	1,743,187
	2012	281,189	1,542,448		379,886	16,869	2,220,392

Martin J. Power	2014	27,603	704,207	1,334,464	—	—	2,066,274
Chief Commercial Officer

Stanley A. Riemann	2014	245,000	—		567,224	622,860	1,435,084
Former Chief Operating Officer	2013	490,000	—		1,275,960	29,933	1,795,893
	2012	450,000	4,427,820		1,429,290	25,105	6,332,215

Edmund S. Gross	2014	380,000	—		439,888	29,672	849,560
Former Senior Vice President	2013	380,000	797,197		494,760	29,941	1,701,898
and General Counsel	2012	380,000	2,923,367		603,478	25,115	3,931,960

Robert W. Haugen	2014	325,000	615,010		445,926	21,985	1,407,921
Executive Vice President,	2013	315,000	548,083		463,277	22,141	1,348,501
Refining Operations	2012	290,000	1,273,352		535,294	19,829	2,118,475

(1)	For 2014, the above table reflects the aggregate grant date fair value for incentive units granted to Ms. Ball and Messrs. Haugen and Power by CVR Energy in December 2014 computed in accordance with FASB ASC 718, with the assumptions relied upon in such valuation set forth in Note 4 (“Share-Based Compensation”) to our audited financial statements. For 2013, the above table reflects the aggregate grant date fair value for certain performance units granted in December 2013 to Mr. Lipinski and for incentive units granted to Ms. Ball and Messrs. Gross and Haugen by CVR Energy computed in accordance with FASB ASC 718. Amounts in this column for 2012 include the following amounts, in each case, computed in accordance with FASB ASC 718: (a) the aggregate grant date fair value of restricted stock unit awards (for Mr. Lipinski, Ms. Ball and Messrs. Riemann, Gross and Haugen) granted during 2012 pursuant to the LTIP; and (b) the aggregate value of the modification of restricted stock awards granted under the LTIP that were outstanding on May 4, 2012 in accordance with the Transaction Agreement, as described above in the Compensation Discussion and Analysis section regarding Equity Incentive Awards. Of the amounts set forth for the named executive officers in this column for 2012, amounts attributable to the modification of restricted stock awards granted under the LTIP are as follows: Mr. Lipinski — $8,589,154; Ms. Ball —$576,374; Mr. Riemann — $2,627,805; Mr. Gross — $2,123,344; and Mr. Haugen — $723,316. Assumptions relied upon in such valuation are set forth in Note 5 (“Share-Based Compensation”) to our 2012 audited financial statements set forth in the Annual Report filed on March 14, 2013.

(2)	The entry reflects the aggregate grant date fair value for incentive units granted to Mr. Power on December 1, 2014 and computed in accordance with FASB ASC 718, with the assumptions relied upon in such valuation set forth in Note 4 (“Share-Based Compensation”) to our audited financial statements. In April 2015, the incentive unit award granted to Mr. Power on December 1, 2014 by CVR Energy was cancelled and replaced by an award of notional units by CVR Refining pursuant to the CVR Refining, LP Long-Term Incentive Plan. The replacement award is structured on the same economic and other terms as the incentive unit award.

(3)	Amounts in this column for 2014, 2013 and 2012 reflect amounts earned pursuant to the PIP in respect of performance during 2014, 2013 and 2012, which were paid in 2015, 2014 and 2013, respectively. For Mr. Lipinski, the amount for 2013 also reflects the aggregate grant date fair value for certain performance units granted in December 2013 that are valued based on a performance factor that is tied to certain operational performance metrics. Performance units included in this column were entered into in connection with the cancellation of the 2012 restricted stock unit awards granted previously to Mr. Lipinski.

(4)	Amounts in this column for 2014 include the following: (a) a company contribution under the CVR Energy 401(k) plan of $15,600 for each of the named executive officers with the exception of Mr. Power; (b) $11,440 for Mr. Lipinski, $1,692 for Ms. Ball, $5,518 for Mr. Riemann, $11,458 for Mr. Gross and $4,966 for Mr. Haugen in premiums paid by CVR Energy on behalf of the executive officer with respect to the Company’s executive life insurance program; (c) $3,564 for Mr. Lipinski, $939 for Ms. Ball, $1,743 for Mr. Riemann, $2,614 for Mr. Gross and $1,419 for Mr. Haugen in premiums paid by CVR Energy on behalf of the executive officer with respect to the Company’s basic life insurance program; (c) $600,000 for Mr. Riemann for a retention bonus paid for the period of January 1, 2014 through June 30, 2014.

(5)	Ms. Ball’s employment as chief financial officer of the Company commenced on August 7, 2012. Prior to such date, Ms. Ball served as the Company’s vice president and chief accounting officer.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table sets forth information concerning amounts that could have been earned by our named executive officers under the PIP during 2014, as well as certain equity-based awards made to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units Underlying Options (#)	Exercise or Base Price of Option Awards ($/unit)	Grant Date Fair Value of Stock Awards (2)
John J. Lipinski		1,000,000	2,500,000	3,750,000	—			—
Susan M. Ball		156,000	390,000	585,000	—			—
	12/26/2014				52,424			930,002
Martin J. Power	12/1/2014				—	227,927	23.39	1,334,464
	12/26/2014				39,696			704,207
Stanley A. Riemann		196,000	490,000	735,000	—			—
Edmund S. Gross		152,000	380,000	570,000	—			—
Robert W. Haugen		156,000	390,000	585,000	—			—
	12/26/2014				34,668			615,010

(1)	Amounts in these columns reflect amounts that could have been earned by the named executive officers under the PIP in respect of 2014 performance at the threshold, target and maximum levels with respect to each performance measure. The performance measures and related goals for 2014 set by the compensation committee are described in the Compensation Discussion and Analysis.

(2)	Reflects the grant date fair value of certain incentive unit awards to Ms. Ball and Messrs. Haugen and Power computed in accordance with FASB ASC Topic 718.

Employment Agreements

John J. Lipinski.    On July 12, 2005, CRLLC entered into an employment agreement with Mr. Lipinski, as chief executive officer, which was subsequently assumed by CVR Energy and amended and restated effective as of January 1, 2008, January 1, 2010, January 1, 2011 and January 1, 2014. The agreement has a three year term continuing through January 1, 2017, unless otherwise terminated by CVR Energy or Mr. Lipinski; provided CVR Energy may extend the agreement in one-year increments by providing 90 days’ notice prior to the expiration of the initial term or then current renewal term. Mr. Lipinski receives an annual base salary of $1,000,000 effective as of January 1, 2014. Mr. Lipinski is also eligible to receive a performance-based annual cash bonus with a target payment equal to 250% of his annual base salary to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. In addition, Mr. Lipinski is entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Mr. Lipinski to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement and also includes covenants relating to non-solicitation and non-competition that apply during his employment and thereafter for the period severance is paid and, if no severance is paid, for one year following termination of employment. In addition, Mr. Lipinski’s agreement provides for certain severance payments that may be due following the termination of his employment under certain circumstances, which are described below under “ — Change-in-Control and Termination Payments.”

Susan M. Ball.    On October 23, 2007, CVR Energy entered into an employment agreement with Ms. Ball, which was amended on March 5, 2009 and October 9, 2009, and amended and restated on each of January 1, 2010 and January 1, 2011. This agreement was subsequently amended and restated effective as of on August 7, 2012 in connection with Ms. Ball’s promotion to the role of chief financial officer, and amended again on December 31, 2013. The agreement has a term extending through December 31, 2015, unless otherwise terminated by CVR Energy or Ms. Ball. The annual salary in effect for Ms. Ball effective January 1, 2014 was $390,000. Ms. Ball is also eligible to receive a performance-based annual cash bonus with a target payment equal to 100% of her annual base salary to be based upon individual and/or performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. In addition, Ms. Ball is entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Ms. Ball to abide by a perpetual restrictive covenant relating to non-disclosure and also includes covenants relating to non-solicitation and non-competition that govern during her employment and for one year following termination of employment. In addition, the agreement provides for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under “ — Change-in-Control and Termination Payments.”

Martin J. Power.    Effective December 1, 2014, CVR Energy entered into an employment agreement with Mr. Power. The agreement with Mr. Power has a term extending through December 31, 2017, unless otherwise terminated earlier by CVR Energy or Mr. Power. The employment agreement provides Mr. Power is eligible to receive a performance-based annual cash bonus with a target payment equal to 108% of his annual base salary to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. The annual salary in effect for Mr. Power effective as of January 1, 2015 was $325,000. Mr. Power is also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Mr. Power to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement, and also include covenants relating to non-solicitation and non-competition that apply during his employment and for periods of one year and six months, respectively, following termination of employment. In addition, the employment agreements provide for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under “ — Change-in-Control and Termination Payments.”

Stanley A. Riemann.    On July 12, 2005, CRLLC entered into an employment agreement with Mr. Riemann, which was subsequently assumed by CVR Energy and amended and restated effective as of December 29, 2007. This agreement was amended and restated effective January 1, 2010 and again on January 1, 2011 and has a term of three years that expired in January 2014. Mr. Riemann is also eligible to receive a performance-based annual cash bonus with a target payment equal to 200% of his annual base salary to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. Mr. Riemann is also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Mr. Riemann to abide by a perpetual restrictive covenant relating to non-disclosure and also include covenants relating to non-solicitation and non-competition during his employment and for one year following termination of employment. In addition, the agreement provides for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under “ — Change-in-Control and Termination Payments.” As stated above, Mr. Riemann’s employment agreement expired on January 1, 2014. On November 29, 2013, CVR Energy and Mr. Riemann entered into a letter agreement extending his employment from January 1, 2014 to June 30, 2014. Under the letter agreement, Mr. Riemann’s base salary continued at the rate in effect immediately prior to January 1, 2014 ($490,000). As a result of his continued employment through, and retirement on, June 30, 2014, Mr. Riemann received a pro-rata bonus based on the actual performance of CVR Energy for 2014, and Mr. Riemann received a cash payment of $600,000, in addition to which he was provided COBRA continuation coverage for six months following his retirement date, and was reimbursed to the extent such COBRA coverage exceeded the premiums at the active employee rate, all of which is described below under “— Change-in-Control and Termination Payments.”

Edmund S. Gross.    On July 12, 2005, CRLLC entered into an employment agreement with Mr. Gross, which was subsequently assumed by CVR Energy and amended and restated effective as of December 29, 2007. The agreement was amended and restated effective January 1, 2010 and on January 1, 2011, and amended again on December 31, 2013. The agreement with Mr. Gross has a term that extended through December 31, 2014. The employment agreement provides for an annual base salary and also provides that Mr. Gross is eligible to receive a performance-based annual cash bonus with a target payment equal to 100% of his annual base salary to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. The base annual salary in effect for Mr. Gross effective as of January 1, 2014 was $380,000. Mr. Gross was also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement required Mr. Gross to abide by a perpetual restrictive covenant relating to non-disclosure and also include covenants relating to non-solicitation during his employment and for one year following termination of employment. As a result of Mr. Gross’ retirement on December 31, 2014, Mr. Gross received a pro-rata bonus (which was his full bonus entitlement since he retired on December 31) based on the actual performance of CVR Energy for 2014 and continuation of welfare benefits for 24 months at the active-employee rate (or until such time as he becomes eligible for such benefits from a subsequent employer), which are described below under “— Change-in-Control and Termination Payments.”

Robert W. Haugen.    On July 12, 2005, CRLLC entered into an employment agreement with Mr. Haugen, which was subsequently assumed by CVR Energy and amended and restated effective as of December 29, 2007. The agreement was amended and restated effective January 1, 2010 and on January 1, 2011, and amended on December 31, 2013 and December 18, 2014. The agreement with Mr. Haugen has a term extending through December 31, 2017, unless otherwise terminated earlier by CVR Energy or Mr. Haugen. The employment agreement provides Mr. Haugen is eligible to receive a performance-based annual cash bonus with a target payment equal to 120% of his annual base salary to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy for each fiscal year. The annual salary in effect for Mr. Haugen effective as of January 1, 2014 was $325,000. Mr. Haugen is also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The agreement requires Mr. Haugen to abide by a perpetual restrictive covenant relating to non-disclosure and also include covenants relating to non-solicitation and non-competition during their employment and for one year following termination of employment. In addition, the employment agreements provide for certain severance payments that may be due following the termination of employment under certain circumstances, which are described below under “ — Change-in-Control and Termination Payments.”

Outstanding Equity Awards at 2014 Fiscal Year-End

This table reflects outstanding equity-based awards held by the named executive officers as of December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Susan M. Ball			1,891	(2)	56,730
			5,593	(3)	324,170
			26,432	(4)	521,503
			52,424	(5)	880,723

Martin J. Power	227,927	23.39		(6)	525,985
			39,696	(5)	666,893

Robert W. Haugen			3,845	(3)	222,856
			16,153	(4)	318,699
			34,668	(5)	582,422

(1)	Amounts in this column represent the number of unvested restricted stock units and incentive units outstanding on such date, multiplied by: (a) $30 for the restricted stock units described in footnote (2) below, which is the value that would have been payable pursuant to the Transaction Agreement, (b) $57.96 for the restricted stock units described in footnote (3) below, which represents the sum of the closing market price of our common stock on December 31, 2014 of $38.71 and the accrued dividends payable pursuant to the award of $19.25, (c) $19.73 for the incentive units described in footnote (4) below, which represents the sum of the closing price of CVR Refining’s common units on December 31, 2014 of $16.80 and $2.93 in accrued distributions; and (d) $16.80 for the incentive units described in footnote (5) below, which represents the closing price of CVR Refining’s common units on December 31, 2014. For purposes of the incentive units described in footnote (6) below, this column represents the fair value of the outstanding units estimated using the Black-Scholes option-pricing model.

(2)	Represents restricted stock units held by Ms. Ball granted on August 7, 2012, with the remaining unvested portion scheduled to vest on August 7, 2015.

(3)	Represents restricted stock units granted on December 28, 2012 with the remaining unvested portion scheduled to vest on December 28, 2015. These restricted stock units are scheduled to vest in one-third annual increments on the first three anniversaries of the date of grant, provided the executive continues to serve as an employee of CVR Energy or one of its subsidiaries on such date, subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below.

(4)	The incentive units reflected were issued on December 31, 2013. The remaining unvested units are scheduled to vest in one-half increments on December 27, 2015 and 2016, provided the executive continues to serve as an employee of CVR Energy or one of its subsidiaries on such date, subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below.

(5)	The incentive units reflected were issued on December 26, 2014 and are scheduled to vest in one-third annual increments on the first three anniversaries of the date of grant, provided the executive continues to serve as an employee of CVR Energy or one of its subsidiaries on such date, subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below.

(6)	The incentive units reflected were issued on December 1, 2014 in the form of stock appreciation rights and are scheduled to vest on December 1, 2017, provided the executive continues to serve as an employee of CVR Energy or one of its subsidiaries on such date, subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments” below. In April 2015, the incentive unit award granted to Mr. Power on December 1, 2014 by CVR Energy was cancelled and replaced by an award of notional units by CVR Refining pursuant to the CVR Refining, LP Long-Term Incentive Plan. The replacement award is structured on the same economic and other terms as the incentive unit award.

Equity Awards Vested During Fiscal Year 2014

This table reflects the portion of awards of restricted stock units, incentive units and performance units that vested during 2014 and were settled in accordance with the Transaction Agreement or the respective award agreements.

	Equity Awards
Named Executive Officer	Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting($)(1)
John J. Lipinski	88,984	(2)	2,669,520
	132,170	(3)	1,562,249
Susan M. Ball	5,366	(2)	160,980
	1,892	(4)	56,760
	5,593	(5)	331,721
	13,216	(6)	312,426
Stanley A. Riemann	26,473	(2)	794,190
Edmund S. Gross	19,327	(2)	579,810
	5,593	(5)	331,720
	11,748	(6)	277,723
Robert W. Haugen	8,809	(2)	264,270
	3,845	(5)	228,047
	8,077	(6)	190,940

(1)	Amounts reflected are calculated by multiplying: (a) the number of restricted stock units that became vested described in footnotes (2) and (4) below by $30.00, which is the value paid in respect of each restricted stock unit pursuant to the Transaction Agreement; (b) the number of performance units that became vested described in footnote (3) below by the sum of the average closing price of CVR Refining’s common units in accordance with the agreement and accrued distributions of $2.93 per unit, further multiplied by a performance factor that is based upon CVR Energy’s consolidated adjusted EBITDA, certain CVR Refining reliability measures, and aggregated environmental, health and safety results for CVR Refining and CVR Partners; (c) the number of restricted stock units that became vested described in footnote (5) below by the sum of the closing market price of our common stock on the NYSE on the vesting date of December 28, 2013 which was $40.06, and the accrued dividends payable pursuant to the award of $19.25, for a total of $59.31; and (d) the number of incentive units that became vested described in footnote (6) below by a per unit value equal to the average closing price of CVR Refining’s common units in accordance with the agreement which was $20.71, and the accrued distributions payable pursuant to the award of $2.93, for a total of $23.64.

(2)	Represents restricted stock units granted on December 30, 2011.

(3)	Represents performance units and dividend equivalent rights granted on December 19, 2013.

(4)	Represents restricted stock units granted on August 7, 2012.

(5)	Represents restricted stock units and dividend equivalent rights granted on December 28, 2012.

(6)	Represents incentive units and dividend equivalent rights granted on December 31, 2013.

Change-in-Control and Termination Payments

Under the terms of our named executive officers’ employment agreements, they may be entitled to severance and other benefits from the Company following the termination of their employment. With the exception of Messrs. Riemann and Gross, the amounts of potential post-employment payments and benefits in the narrative and table below assume that the triggering event took place on December 31, 2014, are based upon salaries as of December 31, 2014, assume the payment of bonuses at 100% of target, assume Mr. Power was employed by CVR Energy as of January 1, 2014 (instead of his actual hire date of December 1, 2014), and for purposes of retirement, assumes the individual is eligible for retirement. The amounts of potential post-employment payments and benefits in the narrative and table below for Messrs. Riemann and Gross are calculated based off of their actual entitlements in respect of their retirements as of June 30, 2014 and December 31, 2014, respectively.

John J. Lipinski.    If Mr. Lipinski’s employment is terminated either by CVR Energy without cause and other than for disability or by Mr. Lipinski for good reason (as these terms are defined in his employment agreement), then in addition to any accrued amounts, including any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years, any unused accrued paid time off and any unreimbursed expenses (“Accrued Amounts”), Mr. Lipinski is entitled to receive as severance: (a) salary continuation for the lesser of (A) 36 months and (B) the greater of (x) the remainder of the term of the employment agreement and (y) 12 months (such period, the “Post-Employment Period”); (b) a pro-rata bonus for the year in which termination occurs based on actual results; and (c) and the continuation of medical, dental, vision and life insurance benefits (“Welfare Benefits”) during the Post-Employment Period, or if earlier, until he becomes eligible for such benefits from a subsequent employer. In addition, if Mr. Lipinski’s employment is terminated either by CVR Energy without cause and other than for disability or by Mr. Lipinski for good reason (as these terms are defined in his employment agreement) within one year following a change in control (as defined in his employment agreement) or in specified circumstances prior to and in connection with a change in control, Mr. Lipinski will receive 1/12 of his target bonus for the year of termination for each month of the Post-Employment Period.

If Mr. Lipinski’s employment is terminated as a result of his disability, then in addition to any Accrued Amounts and any payments to be made to Mr. Lipinski under disability plan(s), Mr. Lipinski is entitled to (a) disability payments during the Post-Employment Period equal to, in the aggregate, Mr. Lipinski’s base salary as in effect immediately before his disability (the estimated total amount of this payment is set forth in the relevant table below) and (b) a pro-rata bonus for the year in which termination occurs based on actual results. As a condition to receiving these severance payments and benefits, Mr. Lipinski must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. If Mr. Lipinski’s employment is terminated at any time by reason of his death, then in addition to any Accrued Amounts, Mr. Lipinski’s beneficiary (or his estate) will be paid (a) the base salary Mr. Lipinski would have received had he remained employed through the Post-Employment Period, and (b) a pro-rata bonus for the year in which termination occurs based on actual results. Notwithstanding the foregoing, CVR Energy may, at its option, purchase insurance to cover the obligations with respect to either Mr. Lipinski’s supplemental disability payments or the payments due to Mr. Lipinski’s beneficiary or estate by reason of his death. Mr. Lipinski will be required to cooperate in obtaining such insurance. Upon a termination by reason of Mr. Lipinski’s retirement after reaching age 62, in addition to any Accrued Amounts, Mr. Lipinski will receive (a) continuation of Welfare

Benefits during the Post-Employment Period at active-employee rates or until such time as Mr. Lipinski becomes eligible for such benefits from a subsequent employer, (b) provision of an office at CVR Energy’s headquarters and use of CVR Energy’s facilities and administrative support during the Post-Employment Period at CVR Energy’s expense and, at Mr. Lipinski’s request, for two years following the Post-Employment Period at Mr. Lipinski’s expense, and (c) a pro-rata bonus for the year in which termination occurs based on actual results.

In the event that Mr. Lipinski is eligible to receive continuation of Welfare Benefits at active-employee rates but is not eligible to continue to receive benefits under CVR Energy’s plans pursuant to the terms of such plans or a determination by the insurance providers, CVR Energy will use reasonable efforts to obtain individual insurance policies providing Mr. Lipinski with such benefits at the same cost to CVR Energy as providing him with continued coverage under CVR Energy’s plans. If such coverage cannot be obtained, CVR Energy will pay Mr. Lipinski on a monthly basis during the relevant continuation period, an amount equal to the amount CVR Energy would have paid had he continued participation in CVR Energy’s plans.

If any payments or distributions due to Mr. Lipinski would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be “cut back” only if that reduction would be more beneficial to him on an after-tax basis than if there was no reduction. The estimated total amounts payable to Mr. Lipinski (or his beneficiary or estate in the event of death) in the event of termination of employment under the circumstances described above are set forth in the table below. Mr. Lipinski would solely be entitled to Accrued Amounts, if any, upon the termination of employment by CVR Energy for cause, or by him voluntarily without good reason and not by reason of his retirement. The agreement requires Mr. Lipinski to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement. The agreement also includes covenants relating to non-solicitation and non-competition during Mr. Lipinski’s employment term, and thereafter during the period he receives severance payments or supplemental disability payments, as applicable, or for one year following the end of the term (if no severance or disability payments are payable).

Susan M. Ball, Edmund S. Gross and Robert W. Haugen.    If the employment of Ms. Ball or Mr. Haugen is terminated either by CVR Energy without cause and other than for disability or by the executive officer for good reason (as such terms are defined in their respective employment agreements), then these executive officers are entitled, in addition to any Accrued Amounts, to receive as severance (a) salary continuation for the lesser of 12 months or the remainder of the term of their respective employment agreement (the “Severance Period”), (b) a pro-rata bonus for the year in which termination occurs, based on actual results and (c) the continuation of Welfare Benefits during the Severance Period at active-employee rates or until such time as the executive officer becomes eligible for such benefits from a subsequent employer. In addition, if the employment of the named executive officer is terminated either by CVR Energy without cause and other than for disability or by the executives for good reason (as these terms are defined in their employment agreements) within one year following a change in control (as defined in their employment agreements) or in specified circumstances prior to and in connection with a change in control, they are also entitled to receive monthly payments equal to 1/12 of their respective target bonuses for the year of termination during the Severance Period. Upon a termination of these executives’ employment upon retirement after reaching age 65 in addition to any Accrued Amounts, they will receive (a) a pro-rata bonus for the year in which termination occurs, based on actual results and (b) continuation of Welfare Benefits for 24 months at active-employee rates or until such time as they become eligible for such benefits from a subsequent employer.

As a result of Mr. Gross’ termination as of December 31, 2014 due to his retirement, in addition to any Accrued Amounts, he is entitled to receive (a) a pro-rata bonus for the year in which termination occurs (which was his full bonus entitlement since he retired on December 31), based on actual results and (b) continuation of Welfare Benefits for 24 months at active-employee rates or until such time as they become eligible for such benefits from a subsequent employer.

In the event that Ms. Ball or Messrs. Gross or Haugen are eligible to receive continuation of Welfare Benefits at active-employee rates but are not eligible to continue to receive benefits under CVR Energy’s plans pursuant to the terms of such plans or a determination by the insurance providers, CVR Energy will use reasonable efforts to obtain individual insurance policies providing the executives with such benefits at the same cost to CVR Energy as providing them with continued coverage under CVR Energy’s plans. If such coverage cannot be obtained, CVR Energy will pay the executives on a monthly basis during the relevant continuation period, an amount equal to the amount CVR Energy would have paid had they continued participation in its plans.

As a condition to receiving these severance payments and benefits, the executives must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The agreements provide that if any payments or distributions due to an executive officer would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be cut back only if that reduction would be more beneficial to the executive officer on an after-tax basis than if there were no reduction. These executive officers would solely be entitled to Accrued Amounts, if any, upon the termination of employment by CVR Energy for cause, or by the executive voluntarily without good reason and not by reason of retirement, death or disability. The agreements require each of the executive officers to abide by a perpetual restrictive covenant relating to non-disclosure. The agreements also include a covenant relating to non-solicitation and (except in the case of Mr. Gross) non-competition during their employment terms and for one year following the end of the terms.

Martin J. Power.    If the employment of Mr. Power is terminated either by CVR Energy without cause and other than for disability or by Mr. Power for good reason (as such terms are defined in his employment agreement), then Mr. Power is entitled, in addition to any Accrued Amounts, to receive as severance (a) salary continuation for the lesser of six months or the remainder of the term of the agreement, (b) a pro-rata bonus for the year in which termination occurs based on actual results and (c) subject to his timely election, and the availability thereof, continuation coverage under CVR Energy’s group health plan as provided under Part 6 of Title I of the Employment Retirement Income Security Act of 1974 (as amended) and Section 4980B of the Internal Revenue Code of 1986 (as amended) (collectively, “COBRA”) for the applicable continuation period under COBRA.

As a condition to receiving these severance payments and benefits, Mr. Power must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The agreements provide that if any payments or distributions due to Mr. Power would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be cut back only if that reduction would be more beneficial to the executive officer on an after-tax basis than if there were no reduction. Mr. Power would solely be entitled to Accrued Amounts, if any, upon the termination of employment by CVR Energy for cause, or by Mr. Power voluntarily without good reason. The agreement requires Mr. Power to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement. The agreement also includes covenants relating to non-solicitation and non-competition during the employment term and for six months and one year, respectively, following the end of the term.

Stanley A. Riemann.    Mr. Riemann retired effective June 30, 2014. In connection with his retirement, pursuant to the terms of the letter agreement between him and CVR Energy dated November 29, 2013, subject to his execution, delivery and nonrevocation of a release of claims, Mr. Riemann was paid a cash retention bonus of $600,000 and received a pro-rata bonus based on actual performance of CVR Energy for 2014. In addition, Mr. Riemann was provided COBRA continuation coverage for six months following his retirement date, and was reimbursed to the extent such COBRA coverage exceeded the premiums at the active employee rate. Mr. Riemann remains subject to the restrictive covenant obligations contained in his prior employment agreement. The table below shows Mr. Riemann’s pro-rata bonus for 2014, and the amount of reimbursement for the excess rate associated with his COBRA continuation coverage.

	Cash Severance ($)					Benefit Continuation ($)(3)
	Death	Disability	Retirement	Termination without Cause or with Good Reason		Death	Disability	Retirement	Termination without Cause or with Good Reason
				(1)	(2)				(1)	(2)
John J. Lipinski	4,500,000	4,500,000	2,500,000	4,500,000	9,500,000	25,246	25,246	25,246	25,246	25,246
Susan M. Ball	—	—	390,000	780,000	1,170,000	—	—	5,172	2,586	2,586
Martin J. Power	—	—	—	487,500	487,500	—	—	—	—	—
Stanley A. Riemann	—	—	567,224	—	—	—	—	263	—	—
Edmund S. Gross	—	—	439,888	—	—	—	—	5,172	—	—
Robert W. Haugen	—	—	390,000	715,000	1,105,000	—	—	11,794	5,897	5,897

(1)	Severance payments and benefits in the event of termination without cause or resignation for good reason not in connection with a change in control.

(2)	Severance payments and benefits in the event of termination without cause or resignation for good reason in connection with a change in control.

(3)	Beginning in 2014, CVR Energy switched to a self-insured medical plan, and premiums for the named executive officers are paid by the employee only.

Each of our Ms. Ball and Mr. Haugen has been granted restricted stock units pursuant to the LTIP.

The awards that were granted in December 2012 consist of restricted stock units and dividend equivalent rights, which represent the right to receive, upon vesting, a cash payment equal to the fair market value of one share of CVR Energy common stock, plus the cash value of all dividends that were declared and paid by CVR Energy during the vesting period for that award. Awards of restricted stock units granted prior to the December 2012 grants (which only applies to Ms. Ball) represent the holder’s right to receive, upon vesting, a cash payment equal to the lesser of $30.00 or the fair market value of a share of CVR Energy common stock, as defined in the Transaction Agreement. The awards are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on the first anniversary of the date of grant, subject to immediate vesting under certain circumstances.

The awards that were granted in December 2012 become immediately vested in the event of the relevant named executive officer’s death or disability. In addition, (a) the awards become immediately vested in the event of any of the following: (i) such named executive officer’s employment is terminated other than for cause within the one-year period following a change in control; (ii) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (iii) such named executive officer’s employment is terminated under certain circumstances prior to a change in control; and (b) if such named executive officer is terminated other than for cause or resigns for good reason in the absence of a change in control, then the portion of the award scheduled to vest in the year in which such event occurs becomes immediately vested and the remaining portion is forfeited. The terms “disability,” “cause,” “good reason” and “change in control” are all defined in the LTIP.

The restricted stock units that were granted prior to December 2012 (which only applies to Ms. Ball) become immediately vested in the event of the relevant named executive officer’s death, disability or retirement, or in the event of any of the following: (a) such named executive officer’s employment is terminated other than for cause within the one-year period following a change in control; (b) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (c) such named executive officer’s employment is terminated under certain circumstances prior to a change in control. The terms “disability,” “retirement,” “cause,” “good reason” and “change in control” are all defined in the LTIP. In addition, in the event that Ms. Ball is terminated by CVR Energy without cause and other than for disability at any time on or following the date that she reaches age 60, then Ms. Ball’s restricted stock units will vest immediately. This acceleration provision would not apply to Ms. Ball during the term of the award.

In December 2013, CVR Energy granted Mr. Lipinski three separate awards of performance units. Awards 1 and 2 represent the right to receive a cash payment equal to $1,000 multiplied by certain performance factors. Award 3 represents the right to receive a cash payment equal to the product of (a) the 10-day average closing price of CVR Refining common units for the first 10 trading days of December 2014 plus the amount of distributions paid on a common unit of CVR Refining between December 19, 2013 and the last day of the 10 trading days described above and (b) the applicable performance factor. The awards are subject to transfer restrictions and carry performance cycles ending on June 30, 2014, December 15, 2014 and December 31, 2014, respectively. In the event of Mr. Lipinski’s termination of employment prior to, (i) with respect to Award 1 and Award 2, the applicable payment date and (ii) with respect to Award 3, December 31, 2014 (x) by reason of Mr. Lipinski’s death or “disability,” (y) by CVR Energy other than for “cause” or (z) by reason of Mr. Lipinski’s resignation for “good reason” (as each term is defined in the LTIP), all performance units with respect to which a payment date has not yet occurred will remain outstanding, and amounts due to Mr. Lipinski, if any, with respect to such performance units will be paid in the ordinary course as if his employment had not terminated.

Also in December 2013, CVR Energy granted Ms. Ball and Messrs. Gross and Haugen awards consisting of incentive units and distribution equivalent rights. Each incentive unit and distribution equivalent right represents the right to receive, upon vesting, a cash payment equal to (a) the average fair market value of one unit of the CVR Refining’s common units for the first ten trading days in the month of vesting, plus (b) the per unit cash value of all distributions declared and paid by CVR Refining from the grant date to and including the vesting date. The awards are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on December 27, 2014. The awards become immediately vested in the event of any of the following: (i) such named executive officer’s employment is terminated other than for cause within the one-year period following a change in control; (ii) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (iii) such named executive officer’s employment is terminated under certain circumstances prior to a change in control. If such named executive officer is terminated other than for cause or resigns for good reason in the absence of a change in control, or if their respective employment is terminated due to death or disability, then the portion of the award scheduled to vest in the year in which such event occurs becomes immediately vested and the remaining portion is forfeited.

In December 2014, CVR Energy granted Ms. Ball and Messrs. Power and Haugen awards consisting of incentive units and distribution equivalent rights. Each incentive unit and distribution equivalent right represents the right to receive, upon vesting, a cash payment equal to (a) the average fair market value of one unit of the CVR Refining’s common units for the ten trading days preceding vesting, plus (b) the per unit cash value of all distributions declared and paid by CVR Refining from the grant date to and including the vesting date. The awards are subject to transfer restrictions and vesting requirements that lapse in one-third annual increments beginning on the first anniversary of the date of grant, subject to immediate vesting under certain circumstances. With respect to Ms. Ball and Mr. Haugen, the awards become immediately vested in the event of any of the following: (i) such named executive officer’s employment is terminated other than for cause within the one-year period following a change in control; (ii) such named executive officer resigns from employment for good reason within the one year period following a change in control; or (iii) such named executive officer’s employment is terminated under certain circumstances prior to a change in control. If Ms. Ball or Messrs. Power or Haugen is terminated other than for cause or resigns for good reason in the absence of a change in control, or if their respective employment is terminated due to death or disability, then the portion of the award scheduled to vest in the year in which such event occurs becomes immediately vested and the remaining portion is forfeited.

The following table reflects the value of accelerated vesting of the unvested restricted stock units and incentive units held by the named executive officers assuming the triggering event took place on December 31, 2014 (other than for Mr. Riemann, who vesting is calculated as of his actual retirement date of June 30, 2014), and for purposes of retirement, assumes the individual is eligible for retirement. For purposes of: (a) the December 2012 restricted stock unit awards, the value is based on the closing price of the CVR Energy’s common stock as of December 31, 2014 date, which was $38.71 per share plus accrued dividends of $19.25 per share; (b) the restricted stock unit awards prior to December 2012, the value is based on a value of $30.00 per share in accordance with the Transaction Agreement; (c) for purposes of the December 2013 incentive unit awards, the value is based on the 10-day average closing price of CVR Refining common units for the first 10 trading days of December 2014, or $20.71 per unit plus accrued distributions of $2.93 per unit; and (d) for purposes of the December 2014 incentive unit awards, the value is based on the 10-day average closing price for the 10 trading days preceding December 31, 2014, or $17.17. The table does not take into consideration the value of the performance units held by Mr. Lipinski (which were the only awards held by Mr. Lipinski) since such performance units would not accelerate, but instead pay out in the ordinary course as if his employment had not terminated. Mr. Power does not have any awards from CVR Energy that qualify for acceleration in these circumstances.

Value of Accelerated Vesting

	Death ($)	Disability ($)	Retirement ($)	Termination without Cause or with Good Reason ($)
				(1)	(2)
Susan M. Ball	380,900	380,900	56,730	—	1,905,873
Stanley A. Riemann	—	—	794,190	—	—
Edmund S. Gross	324,170	324,170	—	—	879,592
Robert W. Haugen	222,856	222,856	—	—	1,199,963

(1)	Termination without cause or resignation for good reason not in connection with a change in control.

(2)	Termination without cause or resignation for good reason in connection with a change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

This section describes related party transactions between the Company and its directors, executive officers and 5% stockholders (and entities controlled by such persons, including CVR Partners and CVR Refining) that occurred during the year ended December 31, 2014.

Transactions with Affiliates of IEP

In May 2012, an affiliate of Icahn Enterprises L.P. (“IEP”) announced that it had acquired control of CVR pursuant to a tender offer to purchase all of the issued and outstanding shares of the Company’s common stock. As of December 31, 2014, IEP and its affiliates owned approximately 82% of all common shares outstanding.

American Railcar Entities

In 2014, CVR Partners purchased 50 new UAN railcars from American Railcar Industries, Inc. (“ARI”), an affiliate of IEP, for approximately $6.7 million and 12 used UAN railcars from American Railcar Leasing, LLC for approximately $1.1 million. Additionally, ARI performed railcar maintenance for CVR Partners, and the expenses associated with this maintenance were approximately $50,000 for the year ended December 31, 2014.

Tax Allocation Agreement

On May 19, 2012, the Company became a member of the consolidated federal tax group of American Entertainment Properties Corporation (“AEPC”), a wholly-owned subsidiary of IEP, and subsequently entered into a tax allocation agreement with AEPC (the “Tax Allocation Agreement”). The Tax Allocation Agreement provides that AEPC pays all consolidated federal income taxes on behalf of the consolidated tax group. The Company is required to make payments to AEPC in an amount equal to the tax liability, if any, that it would have paid if it were to file as a consolidated group separate and apart from AEPC.

As of December 31, 2014, the Company recorded a receivable of $44.5 million for an overpayment of federal income taxes to AEPC under the Tax Allocation Agreement. The overpayment will be applied as a credit against the Company’s estimated tax to be paid during 2015. During the year ended December 31, 2014, the Company paid $120.1 million to AEPC under the Tax Allocation Agreement.

Insight Portfolio Group

Insight Portfolio Group LLC (“Insight Portfolio Group”) is an entity formed and controlled by Mr. Icahn in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property at negotiated rates. In January 2013, CVR Energy acquired a minority equity interest in Insight Portfolio Group and agreed to pay a portion of Insight Portfolio Group’s operating expenses. The Company paid Insight Portfolio Group approximately $0.4 million during the year ended December 31, 2014. The Company may purchase a variety of goods and services as a member of the buying group at prices and terms that management believes would be more favorable than those which would be achieved on a stand-alone basis.

Transactions with CVR Partners and CVR Refining

Background

In October 2007, prior to CVR Energy’s initial public offering, we created CVR Partners and transferred our nitrogen fertilizer business to CVR Partners.

In connection with the creation of CVR Partners in October 2007, CVR GP, LLC, as the managing general partner, CRLLC, as the limited partner and CVR Special GP, LLC, as a general partner, entered into a limited partnership agreement, which set forth the various rights and responsibilities of the partners in CVR Partners. In addition, we entered into a number of intercompany agreements with CVR Partners and the managing general partner, which regulated certain business relations among us, CVR Partners and the managing general partner.

In April 2011, CVR Partners consummated its initial public offering. To effectuate CVR Partners’ initial public offering, we entered into a new limited partnership agreement, entered into a series of new agreements and amended and restated certain of our existing intercompany agreements with CVR Partners and Coffeyville Resources Nitrogen Fertilizer, LLC (“CRNF”) as set forth below. In connection with CVR Refining’s initial public offering in January 2013, certain of CVR Energy’s subsidiaries party to these agreements became subsidiaries of CVR Refining. In addition, we entered into several new agreements with CVR Refining and its subsidiaries to govern the relationship between CVR Refining and its subsidiaries and CVR Energy. These agreements were not the result of arm’s-length negotiations and the terms of these agreements are not necessarily at least as favorable to the parties to these agreements as terms, which could have been obtained from unaffiliated third parties.

Pet Coke Supply Agreement

Coffeyville Resources Refining & Marketing, LLC (“CRRM”), a wholly-owned subsidiary of CVR Refining, is a party to a pet coke supply agreement with CRNF, a wholly-owned subsidiary of CVR Partners, pursuant to which it supplies pet coke to CRNF. This agreement provides that CRRM must deliver to CRNF during each calendar year an annual required amount of pet coke equal to the lesser of (i) 100 percent of the pet coke produced at CVR Refining’s Coffeyville, Kansas petroleum refinery or (ii) 500,000 tons of pet coke. CRNF is obligated to purchase this annual required amount. If during a calendar month CRRM produces more than 41,667 tons of pet coke, then CRNF will have the option to purchase the excess at the purchase price provided for in the agreement. If CRNF declines to exercise this option, CRRM may sell the excess to a third party.

The price CRNF pays pursuant to the pet coke supply agreement is based on the lesser of a pet coke price derived from the price received for UAN, or the UAN-based price, and a pet coke price index. The UAN-based price begins with a pet coke price of $25 per ton based on a price per ton for UAN (exclusive of transportation cost), or netback price, of $205 per ton, and adjusts up or down $0.50 per ton for every $1.00 change in the netback price. The UAN-based price has a ceiling of $40 per ton and a floor of $5 per ton.

CRNF also pays any taxes associated with the sale, purchase, transportation, delivery, storage or consumption of the pet coke. CRNF may offset any amount payable for the pet coke against any amount due from CRRM under the feedstock and shared services agreement between the parties.

The terms of the pet coke supply agreement provide benefits to both parties. The cost of the pet coke supplied by CRRM to CRNF in most cases will be lower than the price that CRNF otherwise would pay to third parties. The cost to CRNF will be lower both because the actual price paid will be lower and because CRNF will pay significantly reduced transportation costs (since the pet coke is supplied by an adjacent facility, which will involve no freight or tariff costs). In addition, because the cost CRNF pays will be formulaically related to the price received for UAN (subject to a UAN based price floor and ceiling), CRNF will enjoy lower pet coke costs during periods of lower revenues regardless of the prevailing pet coke market.

In return for CRRM receiving a potentially lower price for pet coke in periods when the pet coke price is impacted by lower UAN prices, CRRM enjoys the following benefits associated with the disposition of a low value by-product of the refining process: avoiding the capital cost and operating expenses associated with handling pet coke; enjoying flexibility in its crude slate and operations as a result of not being required to meet a specific pet coke quality; and avoiding the administration, credit risk and marketing fees associated with selling pet coke.

The agreement has an initial term of 20 years (ending October 2027), which automatically extends for successive five year renewal periods. Either party may terminate the agreement by giving notice no later than three years prior to a renewal date. The agreement is also terminable by mutual consent of the parties or if a party breaches the agreement and does not cure within applicable cure periods. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or CVR Refining’s Coffeyville, Kansas refinery are permanently terminated or if either party is subject to a bankruptcy proceeding or otherwise becomes insolvent.

CRNF’s pet coke cost per ton purchased from CRRM averaged $24 for the year ended December 31, 2014. Total CRNF purchases of pet coke from CRRM were approximately $9.2 million for the year ended December 31, 2014. Third-party pet coke prices averaged $41 for the year ended December 31, 2014. Total purchases of pet coke from third parties were approximately $4.4 million for the year ended December 31, 2014.

Feedstock and Shared Services Agreement

CRRM and CRNF entered into a feedstock and shared services agreement, pursuant to which CRRM and CRNF agreed to provide feedstock and other services to one another. These feedstocks and services are utilized in the respective production processes of CVR Refining’s Coffeyville, Kansas refinery and CVR Partners’ nitrogen fertilizer plant. Feedstocks provided under the agreement include, among others, hydrogen, high-pressure steam, nitrogen, instrument air, oxygen and natural gas.

Pursuant to the feedstock agreement, CRRM and CRNF, subject to certain conditions, transfer excess hydrogen to one another; provided neither party is required to sell hydrogen to the other if such hydrogen is required for operation of its facility, if such sale would adversely affect the classification of such party’s parent company as a partnership for federal income tax purposes, or if such sale would not be in such party’s best interest. The feedstock agreement provides hydrogen supply and pricing terms for sales of hydrogen by both parties. Pricing for sales of hydrogen from CRNF to CRRM is based on ammonia prices for sales of hydrogen up to a designated amount. For sales of hydrogen in excess of such amount, the pricing reverts to a UAN pricing structure to make CRNF whole as if CRNF had produced UAN for sale. Pricing for sales of hydrogen by CRRM to CRNF is based off of the price of natural gas. The hydrogen sales that CRRM and CRNF make to each other are netted on a monthly basis, and CRRM or CRNF will be paid to the extent that either party sells more hydrogen than purchased in any given month. For the year ended December 31, 2014, CRRM purchased approximately $10.1 million of hydrogen from CRNF. CRNF purchased approximately $41,000 of hydrogen from CRRM.

The agreement provides that both parties must deliver high-pressure steam to one another under certain circumstances. During the year ended December 31, 2014, CRRM purchases of high-pressure steam from CRNF were not material.CRNF is also obligated to make available to CRRM any nitrogen produced by the Linde air separation plant that is not required for the operation of the nitrogen fertilizer plant, as determined by CRNF in a commercially reasonable manner. The price for the nitrogen is based on a cost of $0.035 cents per kilowatt hour, as adjusted to reflect changes in CRNF’s electric bill. For the year ended December 31, 2014, CRRM paid CRNF approximately $1.0 million for nitrogen.

The agreement also provides that both CRRM and CRNF must deliver instrument air to one another in some circumstances. CRNF must make instrument air available for purchase by CRRM at a minimum flow rate, to the extent produced by the Linde air separation plant and available to it. The price for such instrument air is $18,000 per month, prorated according to the number of days of use per month, subject to certain adjustments, including adjustments to reflect changes in CRNF’s electric bill. To the extent that instrument air is not available from the Linde air separation plant and is available from CRRM, CRRM is required to make instrument air available to CRNF for purchase at a price of $18,000 per month, prorated according to the number of days of use per month, subject to certain adjustments, including adjustments to reflect changes in the electric bill.

The agreement provides a mechanism pursuant to which CRNF may transfer a tail gas stream (which is otherwise flared) to CRRM, which installed a pipe between CRRM’s refinery and CRNF’s nitrogen fertilizer plant to transfer the tail gas. CRNF agreed to pay CRRM the cost of installing the pipe over the next two years and in the third year provides an additional 15% to cover the cost of capital.

With respect to oxygen requirements, CRNF is obligated to provide oxygen produced by the Linde air separation plant and made available to it to the extent that such oxygen is not required for operation of the nitrogen fertilizer plant. The oxygen is required to meet certain specifications and is to be sold at a fixed price.

The agreement also addresses the means by which CRRM and CRNF obtain natural gas. Currently, natural gas is delivered to both the nitrogen fertilizer plant and the Coffeyville refinery pursuant to a contract between CRRM and Atmos Energy Corp. (“Atmos”). Under the feedstock and shared services agreement, CRNF reimburses CRRM for natural gas transportation and natural gas supplies purchased on its behalf. At CRRM’s request, or at the request of CRNF, in order to supply CRNF with natural gas directly, both parties will be required to use their commercially reasonable efforts to (i) add CRNF as a party to the current contract with Atmos or reach some other mutually acceptable accommodation with Atmos, whereby both CRRM and CRNF would each be able to receive, on an individual basis, natural gas transportation service from Atmos on similar terms and conditions as set forth in the current contract, and (ii) purchase natural gas supplies on their own account.

The agreement also addresses the allocation of various other feedstocks, services and related costs between the parties. Sour water, water for use in fire emergencies, tank storage, costs associated with security services and costs associated with the removal of excess sulfur are all allocated between the two parties by the terms of the agreement. The agreement also requires CRNF to reimburse CRRM for utility costs related to a sulfur processing agreement between CRRM and Tessenderlo Kerley, Inc. (“Tessenderlo Kerley”). CRNF has a similar agreement with Tessenderlo Kerley. Otherwise, costs relating to both CRRM’s and CRNF’s existing agreements with Tessenderlo Kerley are allocated equally between the two parties, except in certain circumstances.

The parties may temporarily suspend the provision of feedstocks or services pursuant to the terms of the agreement if repairs or maintenance are necessary on applicable facilities. Additionally, the agreement imposes minimum insurance requirements on the parties and their affiliates.

The agreement has an initial term of 20 years (ending in October 2027), which automatically extends for successive five-year renewal periods. Either party may terminate the agreement, effective upon the last day of a term, by giving notice no later than three years prior to a renewal date. The agreement is also terminable by mutual consent of the parties or if one party breaches the agreement and does not cure within applicable cure periods and the breach materially and adversely affects the ability of the terminating party to operate its facility. Additionally, the agreement may be terminated in some circumstances if substantially all of the operations at the nitrogen fertilizer plant or CRRM’s Coffeyville, Kansas refinery are permanently terminated, or if either party is subject to a bankruptcy proceeding, or otherwise becomes insolvent.

Raw Water and Facilities Sharing Agreement

CRRM entered into a raw water and facilities sharing agreement with CRNF, which (i) provides for the allocation of raw water resources between CRRM’s Coffeyville, Kansas refinery and CRNF’s nitrogen fertilizer plant and (ii) provides for the management of the water intake system (consisting primarily of a water intake structure, water pumps, meters and a short run of piping between the intake structure and the origin of the separate pipes that transport the water to each facility) that draws raw water from the Verdigris River for both CRRM’s Coffeyville, Kansas refinery and CRNF’s nitrogen fertilizer plant. This agreement provides that a water management team consisting of one representative from each party to the agreement will manage the Verdigris River water intake system. The water intake system is owned and operated by CRRM. The agreement provides that both companies have an undivided one-half interest in the water rights, which will allow the water to be removed from the Verdigris River for use at CRRM’s Coffeyville, Kansas refinery and CRNF’s nitrogen fertilizer plant.

The agreement provides that both CRRM’s Coffeyville, Kansas refinery and CRNF’s nitrogen fertilizer plant are entitled to receive sufficient amounts of water from the Verdigris River each day to enable them to conduct their businesses at their appropriate operational levels. However, if the amount of water available from the Verdigris River is insufficient to satisfy the operational requirements of both facilities, then such water shall be allocated between the two facilities on a prorated basis. This prorated basis will be determined by calculating the percentage of water used by each facility over the two calendar years prior to the shortage, making appropriate adjustments for any operational outages involving either of the two facilities.

Costs associated with operation of the water intake system and administration of water rights are also allocated on a prorated basis, calculated by CRRM based on the percentage of water used by each facility during the calendar year in which such costs are incurred. However, in certain circumstances, such as where one party bears direct responsibility for the modification or repair of the water pumps, one party will bear all costs associated with such activity. Additionally, CRNF must reimburse CRRM for electricity required to operate the water pumps on a prorated basis that is calculated monthly.

Either CRNF or CRRM is entitled to terminate the agreement by giving at least three years’ prior written notice. Between the time that notice is given and the termination date, CRRM must cooperate with CRNF to allow CRNF to build its own water intake system on the Verdigris River to be used for supplying water to the nitrogen fertilizer plant. CRRM is required to grant easements and access over its property so that CRNF can construct and utilize such new water intake system, provided that no such easements or access over CRRM’s property shall have a material adverse effect on its business or operations at the refinery. CRNF will bear all costs and expenses for such construction if it is the party that terminated the original water sharing agreement. If CRRM terminates the original water sharing agreement, CRNF may either install a new water intake system at its own expense or require CRRM to sell the existing water intake system to CRNF for a price equal to the depreciated book value of the water intake system as of the date of transfer.

Either party may assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party’s lenders for collateral security purposes or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The parties may obtain injunctive relief to enforce their rights under the agreement. The agreement contains an obligation to indemnify the other party and its affiliates against liability arising from breach of the agreement, negligence or willful misconduct by the indemnifying party or its affiliates. The indemnification obligation will be reduced, as applicable, by amounts actually recovered by the indemnified party from third parties or insurance coverage. The agreement also contains a provision that prohibits recovery of lost profits or revenue, or special, incidental, exemplary, punitive or consequential damages from either party or certain affiliates.

The term of the agreement is perpetual unless (1) the agreement is terminated by either party upon three years’ prior written notice in the manner described above or (2) the agreement is otherwise terminated by the mutual written consent of the parties.

Cross-Easement Agreement

CRRM entered into a cross-easement agreement with CRNF to enable both CRRM and CRNF to access and utilize each other’s land in certain circumstances in order to operate their respective businesses. The agreement grants easements for the benefit of both parties and establishes easements for operational facilities, pipelines, equipment, access and water rights, among other easements. The intent of the agreement is to structure easements that provide flexibility for both parties to develop their respective properties, without depriving either party of the benefits associated with the continuous reasonable use of the other party’s property.

The agreement provides that facilities located on each party’s property will generally be owned and maintained by the property-owning party; provided, however, that in certain specified cases where a facility that benefits one party is located on the other party’s property, the benefited party will have the right to use, and will be responsible for operating and maintaining, the overlapping facility.

The easements granted under the agreement are non-exclusive to the extent that future grants of easements do not interfere with easements granted under the agreement. The duration of the easements granted under the agreement will vary, and some will be perpetual. Easements pertaining to certain facilities that are required to carry out the terms of CRNF’s other agreements with CRRM will terminate upon the termination of such related agreements.

The agreement contains an obligation to indemnify, defend and hold harmless the other party against liability arising from negligence or willful misconduct by the indemnifying party. The agreement also requires the parties to carry minimum amounts of employer’s liability insurance, commercial general liability insurance and other types of insurance. If either party transfers its fee simple ownership interest in the real property governed by the agreement, the new owner of the real property will be deemed to have assumed all of the obligations of the transferring party under the agreement, except that the transferring party will retain liability for all obligations under the agreement that arose prior to the date of transfer.

Environmental Agreement

CRRM entered into an environmental agreement with CRNF, which provides for certain indemnification and access rights in connection with environmental matters affecting CRRM’s Coffeyville, Kansas refinery and CRNF’s nitrogen fertilizer plant.

To the extent that one party’s property experiences environmental contamination due to the activities of the other party and the contamination is known at the time the agreement was entered into, the contaminating party is required to implement all government-mandated environmental activities relating to the contamination, or else indemnify the property-owning party for expenses incurred in connection with implementing such measures.

To the extent that liability arises from environmental contamination that is caused by CRRM but is also commingled with environmental contamination caused by CRNF, CRRM may elect in its sole discretion and at its own cost and expense to perform government-mandated environmental activities relating to such liability, subject to certain conditions and provided that CRRM will not waive any rights to indemnification or compensation otherwise provided for in the agreement.

The agreement also addresses situations in which a party’s responsibility to implement such government-mandated environmental activities as described above may be hindered by the property-owning party’s creation of capital improvements on the property. If a contaminating party bears such responsibility but the property-owning party desires to implement a planned and approved capital improvement project on its property, the parties must meet and attempt to develop a soil management plan together. If the parties are unable to agree on a soil management plan 30 days after receiving notice, the property-owning party may proceed with its own commercially reasonable soil management plan. The contaminating party is responsible for the costs of disposing of hazardous materials pursuant to such plan.

If the property-owning party needs to do work that is not a planned and approved capital improvement project but is necessary to protect the environment, health, or the integrity of the property, other procedures will be implemented. If the contaminating party still bears responsibility to implement government-mandated environmental activities relating to the property and the property-owning party discovers contamination caused by the other party during work on the capital improvement project, the property-owning party will give the contaminating party prompt notice after discovery of the contamination and will allow the contaminating party to inspect the property. If the contaminating party accepts responsibility for the contamination, it may proceed with government-mandated environmental activities relating to the contamination and it will be responsible for the costs of disposing of hazardous materials relating to the contamination. If the contaminating party does not accept responsibility for such contamination or fails to diligently proceed with government-mandated environmental activities related to the contamination, then the contaminating party must indemnify and reimburse the property-owning party upon the property-owning party’s demand for costs and expenses incurred by the property-owning party in proceeding with such government-mandated environmental activities.

Either party is entitled to assign its rights and obligations under the agreement to an affiliate of the assigning party, to a party’s lenders for collateral security purposes or to an entity that acquires all or substantially all of the equity or assets of the assigning party related to the refinery or fertilizer plant, as applicable, in each case subject to applicable consent requirements. The agreement has a term of at least 20 years or for so long as the feedstock and shared services agreement is in force, whichever is longer. The agreement also contains a provision that prohibits recovery of lost profits or revenues, or special, incidental, exemplary, punitive or consequential damages, from either party or certain of its affiliates.

The agreement also provides for indemnification in the case of contamination or releases of hazardous materials that are present but unknown at the time the agreement is entered into to the extent such contamination or releases are identified in reasonable detail through October 2012. The agreement further provides for indemnification in the case of contamination or releases that occur subsequent to the execution of the agreement. If one party causes such contamination or release on the other party’s property, the latter party must notify the contaminating party, and the contaminating party must take steps to implement all government-mandated environmental activities relating to the contamination or else indemnify the property-owning party for the costs associated with doing such work.

The agreement also grants each party reasonable access to the other party’s property for the purpose of carrying out obligations under the agreement. However, both parties must keep certain information relating to the environmental conditions on the properties confidential. Furthermore, both parties are prohibited from investigating soil or groundwater conditions, except as required for government-mandated environmental activities, in responding to an accidental or sudden contamination of certain hazardous materials or in connection with implementation of CRNF’s comprehensive pet coke management plan.

The agreement provided for the development of a comprehensive pet coke management plan that established procedures for the management of pet coke and the identification of significant pet coke-related contamination. Also, the parties agreed to indemnify and defend one another and each other’s affiliates against liabilities arising under the pet coke management plan or relating to a failure to comply with or implement the pet coke management plan.

Omnibus Agreement

CVR Energy entered into an omnibus agreement with CVR Partners and its general partner. As a controlled affiliate of CVR Energy, CVR Refining is bound by the restrictions of the omnibus agreement.

Under the omnibus agreement, CVR Energy has agreed not to, and will cause its controlled affiliates (including CVR Refining) other than CVR Partners not to, engage in, whether by acquisition or otherwise, the production, transportation or distribution, on a wholesale basis, of fertilizer in the contiguous United States, or a fertilizer restricted business, for so long as CVR Energy and certain of its affiliates continue to own at least 50% of the CVR Partners’ outstanding units. The restrictions do not apply to:

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any fertilizer restricted business acquired as part of a business or package of assets if a majority of the value of the total assets or business acquired is not attributable to a fertilizer restricted business, as determined in good faith by its Board; however, if at any time CVR Energy completes such an acquisition, CVR Energy must, within 365 days of the closing of the transaction, offer to sell the fertilizer-related assets to CVR Partners for their fair market value plus any additional tax or other similar costs that would be required to transfer the fertilizer-related assets to CVR Partners separately from the acquired business or package of assets;

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engaging in any fertilizer restricted business subject to the offer to CVR Partners described in the immediately preceding bullet point pending CVR Partners’ determination whether to accept such offer and pending the closing of any offers that CVR Partners accepts;

•	engaging in any fertilizer restricted business if CRNF has previously advised us that it has elected not to acquire such business; or

•	acquiring up to 9.9% of any class of securities of any publicly traded company that engages in any fertilizer restricted business.

Under the omnibus agreement, CVR Partners has agreed not to, and will cause its controlled affiliates not to, engage in, whether by acquisition or otherwise, (i) the ownership or operation within the United States of any refinery with processing capacity greater than 20,000 bpd whose primary business is producing transportation fuels or (ii) the ownership or operation outside the United States of any refinery, regardless of its processing capacity or primary business, or a refinery restricted business, in either case, for so long as CVR Energy and certain of its affiliates continue to own at least 50% of CVR Partners’ outstanding units. The restrictions will not apply to:

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any refinery restricted business acquired as part of a business or package of assets if a majority of the value of the total assets or business acquired is not attributable to a refinery restricted business, as determined in good faith by CRNF’s general partner’s board of directors; provided, however, if at any time CRNF completes such an acquisition, it must within 365 days of the closing of the transaction, offer to sell the refinery-related assets to CVR Energy for their fair market value plus any additional tax or other similar costs that would be required to transfer the refinery-related assets to CVR Energy separately from the acquired business or package of assets;

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engaging in any refinery restricted business subject to the offer to CVR Energy described in the immediately preceding bullet point pending its determination whether to accept such offer and pending the closing of any offers CVR Energy accepts;

•	engaging in any refinery restricted business if CVR Energy has previously advised CRNF that CVR Energy has elected not to acquire or seek to acquire such business; or

•	acquiring up to 9.9% of any class of securities of any publicly traded company that engages in any refinery restricted business.

Under the omnibus agreement, CVR Partners has also agreed that CVR Energy will have a preferential right to acquire any assets or group of assets that do not constitute assets used in a fertilizer restricted business. In determining whether to exercise any preferential right under the omnibus agreement, CVR Energy will be permitted to act in its sole discretion, without any fiduciary obligation to CVR Partners or its unitholders whatsoever. These obligations will continue so long as CVR Energy owns the majority of the CVR Partners’ general partner directly or indirectly.

CVR Partners Services Agreement

CVR Energy entered into a services agreement with CVR Partners and its general partner pursuant to which CVR Energy provided certain management and other services to CVR Partners and the general partner of CVR Partners. Under this agreement, the general partner of CVR Partners engaged CVR Energy to conduct the day-to-day business operations of CVR Partners.

CVR Energy provides CVR Partners with the following services under the agreement, among others:

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services by its employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve CVR Partners on a shared, part-time basis only, unless CVR Energy and CVR Partners agree otherwise;

•	administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs;

•	management of the property of CVR Partners and the property of CVR Partners’ operating subsidiary in the ordinary course of business;

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recommendations on capital raising activities to the board of directors of the general partner of CVR Partners, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions;

•	managing or overseeing litigation and administrative or regulatory proceedings, and establishing appropriate insurance policies for CVR Partners and providing safety and environmental advice;

•	recommending the payment of distributions; and

•	managing or providing advice for other projects, including acquisitions, as may be agreed by CVR Energy and the general partner of CVR Partners from time to time.

As payment for services provided under the agreement, CVR Partners, the general partner of CVR Partners, or CRNF, CVR Partners’ operating subsidiary, must pay CVR Energy (i) all costs incurred by CVR Energy in connection with the employment of its employees, other than administrative personnel, who provide services to CVR Partners under the agreement on a full-time basis, but excluding certain share-based compensation; (ii) a prorated share of costs incurred by CVR Energy in connection with the employment of its employees, including administrative personnel, who provide services to CVR Partners under the agreement on a part-time basis, but excluding certain share-based compensation, and such prorated share shall be determined by CVR Energy on a commercially reasonable basis, based on the percentage of total working time that such shared personnel are engaged in performing services for CVR Partners; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the agreement, including travel, insurance, legal and audit services, government and public relations and bank charges. CVR Partners must pay CVR Energy within 15 days for invoices CVR Energy submits under the agreement.

CVR Partners and its general partner are not required to pay any compensation, salaries, bonuses or benefits to any CVR Energy employees who provide services to CVR Partners or its general partner on a full-time or part-time basis; CVR Energy will continue to pay their compensation. However, personnel performing the actual day-to-day business and operations at the nitrogen fertilizer plant level will be employed directly by CVR Partners and its subsidiaries and CVR Partners will bear all personnel costs for these employees.

Either CVR Energy or CVR Partners’ general partner may temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days’ notice. CVR Energy also has the right to delegate the performance of some or all of the services to be provided pursuant to the agreement to one of its affiliates or any other person or entity, though such delegation does not relieve CVR Energy from its obligations under the agreement. Either CVR Energy or CVR Partners’ general partner may terminate the agreement upon at least 180 days’ notice, but not more than one year’s notice. Furthermore, CVR Partners’ general partner may terminate the agreement immediately if CVR Energy becomes bankrupt, or dissolves and commences liquidation or winding-up.

In order to facilitate the carrying out of services under the agreement, CVR Energy and its affiliates, on the one hand, and CVR Partners, on the other, have granted one another certain royalty-free, non-exclusive and non-transferable rights to use one another’s intellectual property under certain circumstances.

For the year ended December 31, 2014, the total amount paid or payable to CVR Energy pursuant to the CVR Partners services agreement was approximately $14.6 million.

CVR Refining Services Agreement

CVR Energy entered into a services agreement with CVR Refining and its general partner. Under this agreement, CVR Refining and its general partner obtain certain management and other services from CVR Energy to conduct its day-to-day business operations. CVR Energy provides CVR Refining and its general partner with the following services under the agreement, among others:

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services from CVR Energy’s employees in capacities equivalent to the capacities of corporate executive officers, except that those who serve in such capacities under the agreement shall serve CVR Refining on a shared, part-time basis only, unless CVR Refining and CVR Energy agree otherwise;

•	administrative and professional services, including legal, accounting services, human resources, insurance, tax, credit, finance, government affairs and regulatory affairs;

•	management of CVR Refining’s property and the property of CVR Refining’s subsidiaries in the ordinary course of business;

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recommendations on capital raising activities to the board of directors of CVR Refining’s general partner, including the issuance of debt or equity interests, the entry into credit facilities and other capital market transactions;

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managing or overseeing litigation and administrative or regulatory proceedings, establishing appropriate insurance policies for CVR Refining and providing CVR Refining with safety and environmental advice;

•	recommending the payment of distributions; and

•	managing or providing advice for other projects, including acquisitions, as may be agreed by CVR Energy and CVR Refining’s general partner from time to time.

As payment for services provided under the agreement, CVR Refining and its general partner and their subsidiaries must pay CVR Energy (i) all costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, other than administrative personnel, who provide us services under the agreement on a full-time basis, but excluding certain share-based compensation; (ii) a prorated share of costs incurred by CVR Energy or its affiliates in connection with the employment of its employees, including administrative personnel, who provide us services under the agreement on a part-time basis, but excluding certain share-based compensation, and such prorated share shall be determined by CVR Energy on a commercially reasonable basis, based on the percent of total working time that such shared personnel are engaged in performing services for us; (iii) a prorated share of certain administrative costs, including office costs, services by outside vendors, other sales, general and administrative costs and depreciation and amortization; and (iv) various other administrative costs in accordance with the terms of the agreement, including travel, insurance, legal and audit services, government and public relations and bank charges. CVR Refining must pay CVR Energy within 15 days for invoices CVR Energy submits under the agreement.

CVR Refining and its general partner are not required to pay any compensation, salaries, bonuses or benefits to any of CVR Energy’s employees who provide services to CVR Refining and its general partner on a full-time or part-time basis; CVR Energy continues to pay their compensation. However, personnel performing the actual day-to-day business and operations at the petroleum refinery plant level are employed directly by CVR Refining and its general partner and their subsidiaries, and CVR Refining and its general partner bears all personnel costs for these employees.

Either CVR Energy or CVR Refining’s general partner is allowed to temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days’ notice. CVR Energy also has the right to delegate the performance of some or all of the services to be provided pursuant to the agreement to one of its affiliates or any other person or entity, though such delegation does not relieve CVR Energy from its obligations under the agreement. Either CVR Energy or our general partner may terminate the agreement upon at least 180 days’ notice, but not more than one year’s notice. Furthermore, CVR Refining’s general partner may terminate the agreement immediately if CVR Energy becomes bankrupt, or dissolves and commences liquidation or winding-up.

In order to facilitate the carrying out of services under the agreement, we, on the one hand, and CVR Energy and its affiliates, on the other, have granted one another certain royalty-free, non-exclusive and non-transferable rights to use one another’s intellectual property under certain circumstances.

For the year ended December 31, 2014, the total amount paid or payable to CVR Energy pursuant to the CVR Refining services agreement was approximately $72.1 million.

GP Services Agreement

CVR Energy is party to a GP Services Agreement with CVR GP, LLC and CVR Partners. This agreement allows CVR Energy to engage CVR GP, LLC, in its capacity as CVR Partners’ general partner, to provide CVR Energy with (i) business development and related services and (ii) advice or recommendations for such other projects as may be agreed between CVR Energy and CVR Partners’ general partner from time to time. As payment for services provided under the agreement, CVR Energy must pay a prorated share of costs incurred by CVR Partners or CVR Partners’ general partner in connection with the employment of Partnership employees who provide CVR Energy services on a part-time basis, as determined by CVR Partners’ general partner on a commercially reasonable basis based on the percentage of total working time that such shared personnel are engaged in performing services for CVR Energy. CVR Energy is not required to directly pay any compensation, salaries, bonuses or benefits to any of CVR Partners’ or its general partner’s employees who provide services to CVR Energy on a full-time or part-time basis; CVR Partners will continue to pay their compensation.

Either CVR Energy or CVR Partners’ general partner may temporarily or permanently exclude any particular service from the scope of the agreement upon 180 days’ notice. CVR Partners’ general partner also has the right to delegate the performance of some or all of the services to be provided pursuant to the agreement to one of its affiliates or any other person or entity, though such delegation does not relieve CVR Partners’ general partner from its obligations under the agreement. Either CVR Energy or CVR Partners’ general partner may terminate the agreement upon at least 180 days’ notice, but no more than one year’s notice. Furthermore, CVR Energy may terminate the agreement immediately if CVR Partners or its general partner becomes bankrupt or dissolve and commence liquidation or winding-up.

For the year ended December 31, 2014, no amounts were paid or payable to CVR Partners pursuant to the GP services agreement.

CVR Partners Trademark License Agreement

CVR Partners is party to a trademark license agreement with CVR Energy pursuant to which CVR Energy has granted CVR Partners a non-exclusive, non-transferrable license (without its prior written consent) to use the Coffeyville Resources word mark and the CVR Partners and Coffeyville Resources logos in connection with CVR Partners’ business. CVR Partners agreed to use the marks only in the form and manner and with appropriate legends as prescribed from time to time by CVR Energy, and CVR Energy agreed that the nature and quality of the business that uses the marks will conform to standards currently applied by CVR Partners. Either party can terminate the license with 60 days’ prior notice.

CVR Refining Trademark License Agreement

CVR Refining is party to a trademark license agreement with CVR Energy pursuant to which CVR Energy granted to CVR Refining a non-exclusive and non-transferrable (without its prior written consent) license to use the Coffeyville Resources word mark and the CVR Refining and Coffeyville Resources logos in connection with CVR Refining’s business. CVR Refining agreed to use the marks only in the form and manner and with appropriate legends as prescribed from time to time by CVR Energy, and CVR Energy agreed that the nature and quality of the business that uses the marks will conform to standards currently applied by CVR Refining. Either party can terminate the license with 60 days’ prior notice.

CVR Partners Amended and Restated Registration Rights Agreement

CVR Partners entered into an amended and restated registration rights agreement with CRLLC, pursuant to which CVR Partners may be required to register the sale of CVR Partners common units CRLLC holds. Under the registration rights agreement, CRLLC has the right to request that CVR Partners register the sale of common units held by CRLLC on six occasions, including requiring CVR Partners to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, CRLLC and its permitted transferees have the ability to exercise certain piggyback registration rights with respect to their securities if CVR Partners elects to register any of its equity interests. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. All CVR Partners common units held by CRLLC and any permitted transferee will be entitled to these registration rights, except that the demand registration rights may only be transferred in whole and not in part.

On August 29, 2012, CVR Partners’ registration statement on Form S-3 was declared effective by the SEC, enabling CRLLC to offer and sell from time to time, in one or more public offerings or direct placement, up to 50,920,000 common units.

As of December 31, 2014, public security holders held approximately 47% of CVR Partners’ common units, and CRLLC held approximately 53% of CVR Partners’ common units.

CVR Refining Registration Rights Agreement

In connection with CVR Refining’s initial public offering, on January 23, 2013, CVR Refining entered into a registration rights agreement with affiliates of IEP, CVR Refining Holdings, LLC (“CVR Refining Holdings”), a subsidiary of CRLLC, and CVR Refining Holdings Sub, LLC, a wholly-owned subsidiary of CVR Refining Holdings, pursuant to which CVR Refining may be required to register the sale of the common units held by affiliates of IEP, CVR Holdings and CVR Refining Holdings Sub, LLC. Under the registration rights agreement, affiliates of IEP, CVR Refining Holdings and CVR Refining Holdings Sub, LLC have the right to request that CVR Refining register the sale of common units held by them on their behalf on six occasions, including requiring CVR Refining to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period, and may require CVR Refining to undertake a public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of common units from them. In addition, affiliates of IEP, CVR Refining Holdings and CVR Refining Holdings Sub, LLC and their permitted transferees have the ability to exercise certain piggyback registration rights with respect to their securities if CVR Refining elects to register any of its equity interests. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. All CVR Refining common units held by affiliates of IEP, CVR Refining Holdings and CVR Refining Holdings Sub, LLC and any permitted transferee are entitled to these registration rights.

On June 30, 2014, CVR Refining completed a second underwritten offering (the “Second Underwritten Offering”) by selling 6,500,000 common units to the public at a price of $26.07 per unit. CVR Refining paid approximately $5.3 million in underwriting fees and approximately $0.5 million in offering costs. CVR Refining utilized net proceeds of approximately $164.1 million from the Second Underwritten Offering to redeem 6,500,000 common units from CVR Refining Holdings. Subsequent to the closing of the Second Underwritten Offering, public security holders held approximately 33% of all outstanding common units, and CVR Refining Holdings held approximately 67% of all outstanding common units.

On July 24, 2014, CVR Refining sold an additional 589,100 common units to the public at a price of $26.07 per unit in connection with the underwriters’ exercise of their option to purchase additional common units. CVR Refining utilized net proceeds of approximately $14.9 million from the underwriters’ exercise of their option to purchase additional common units to redeem an equal amount of common units from CVR Refining Holdings. Additionally, on July 24, 2014, CVR Refining Holdings sold 385,900 common units to the public at a price of $26.07 per unit in connection with the underwriters’ exercise of their remaining option to purchase additional common units. CVR Refining Holdings received net proceeds of $9.7 million.

Subsequent to the closing of the Second Underwritten Offering and as of December 31, 2014, public security holders held approximately 34% of CVR Refining’s common units (including units owned by affiliates of IEP representing 4% of CVR Refining’s common units) and CVR Refining Holdings held approximately 66% of CVR Refining’s common units.

Contribution Agreement

On December 31, 2012, CVR Refining entered into a Contribution Agreement with CVR Refining Holdings and certain of its affiliates pursuant to which CVR Refining Holdings contributed its membership interest in CVR Refining, LLC to CVR Refining. In addition, CVR Refining Holdings contributed a 0.01% limited partner interest in CVR Refining to its wholly-owned subsidiary, CVR Refining Holdings Sub, LLC.

Reorganization Agreement

In connection with CVR Refining’s initial public offering, on January 16, 2013, CVR Refining entered into a Reorganization Agreement, whereby CVR Refining Holdings agreed, if necessary, to contribute to CVR Refining an amount of cash such that CVR Refining would have approximately $340.0 million of cash on hand at the closing of the initial public offering, excluding cash used to repurchase the Second Lien Notes issued by CRLLC and Coffeyville Finance. If such amount of cash on hand at the closing of CVR Refining’s initial public offering were to exceed $340.0 million, CVR Refining agreed to distribute the excess to CVR Refining Holdings. In addition, pursuant to the Reorganization Agreement, CVR Refining agreed to (i) issue 119,988,000 common units to CVR Refining Holdings and 12,000 common units to CVR Refining Holdings Sub, LLC, (ii) issue any common units not purchased by the underwriters in the initial public offering pursuant to their option to purchase additional common units, and distribute the net proceeds (after deducting discounts and commissions) from the exercise of such option, if any, to CVR Refining Holdings and (iii) undertake an offering of common units in the future upon request by CVR Refining Holdings and use the proceeds thereof (net of underwriting discounts and commissions) to redeem an equal number of common units from CVR Refining Holdings as a distribution to reimburse CVR Refining Holdings for certain capital expenditures incurred with respect to the assets contributed to CVR Refining.

Intercompany Credit Facility

On January 23, 2013, CRLLC, as lender, entered into a $150.0 million senior unsecured revolving credit facility with CVR Refining, to be used to fund CVR Refining’s growth capital expenditures, which was subsequently expanded to $250.0 million on October 29, 2014. The intercompany credit facility is for a term of six years and bears interest at a rate of LIBOR plus 3% per annum.

The intercompany credit facility contains covenants that require CVR Refining to, among other things, notify CRLLC of the occurrence of any default or event of default and provide CRLLC with such information in respect of CVR Refining’s business and financial status as CRLLC may reasonably require, including, but not limited to, copies of CVR Refining’s unaudited quarterly financial statements and audited annual financial statements.

In addition, the intercompany credit facility contains customary events of default, including, among others, failure to pay any sum payable when due; the occurrence of a default of other indebtedness in excess of $25.0 million; and the occurrence of an event that results in either (i) CRLLC no longer directly or indirectly controlling CVR Refining’s general partner, or (ii) CRLLC and its affiliates no longer owning a majority of CVR Refining’s equity interests.

As of December 31, 2014, CVR Refining had borrowings of $31.5 million outstanding and availability of $218.5 million under the facility.

CVR Partners Limited Partnership Agreement

In connection with CVR Partners’ initial public offering, CVR GP, LLC and CRLLC entered into the second amended and restated agreement of limited partnership of CVR Partners. The following description of certain terms of the second amended and restated limited partnership agreement is qualified by reference to the terms of the actual partnership agreement, which has been filed with the SEC.

Description of Partnership Interests

The limited partnership agreement provides for two types of partnership interests: (1) common units representing limited partner interests and (2) a non-economic general partner interest, which is held by CVR GP, LLC, as CVR Partners’ general partner.

Common units.    The common units represent limited partner interests in CVR Partners and entitle holders to participate in partnership distributions and allocations and exercise the rights and privileges provided to limited partners under CVR Partners’ partnership agreement.

General partner interest.    The general partner interest, which is held solely by CVR Partners’ general partner, entitles the holder to manage the business and operations of CVR Partners, but does not entitle the holder to participate in distributions or allocations. CVR Partners’ general partner can be sold without the consent of any other partners.

Management of CVR Partners

CVR Partners’ general partner manages CVR Partners’ operations and activities as specified in CVR Partners’ partnership agreement. As of December 31, 2014, the board of directors of the general partner consisted of John J. Lipinski, SungHwan Cho, Donna R. Ecton, Frank M. Muller, Jr., Andrew Roberto and Peter K. Shea. Actions by the general partner that are made in its individual capacity will be made by CRLLC as the sole member of the general partner and not by its board of directors. The general partner is not elected by the unitholders and is not subject to re-election on a regular basis in the future. The officers of the general partner will manage the day-to-day affairs of CVR Partners’ business.

Cash Distributions by CVR Partners

CVR Partners will make cash distributions to holders of common units pursuant to CVR Partners’ general partner’s determination of the amount of available cash for the applicable quarter, which will then be distributed to holders of common units, pro rata; provided, however, that CVR Partners’ partnership agreement allows CVR Partners to issue an unlimited number of additional equity interests of equal or senior rank. CVR Partners’ partnership agreement permits CVR Partners to borrow to make distributions, but it is not required, and does not intend, to do so. CVR Partners does not have a legal obligation to pay distributions in any quarter, and the amount of distributions paid under CVR Partners’ cash distribution policy and the decision to make any distributions is determined by the board of directors of the general partner.

Voting Rights

CVR Partners’ partnership agreement provides that various matters require the approval of a “unit majority.” A unit majority requires the approval of a majority of the common units. In voting their units, CVR Partners’ general partner and its affiliates will have no fiduciary duty or obligation whatsoever to CVR Partners or the limited partners, including any duty to act in good faith or in the best interests of CVR Partners and its limited partners.

The following is a summary of the vote requirements specified for certain matters under CVR Partners’ partnership agreement:

•	Issuance of additional units: no approval right.

•

Amendment of CVR Partners’ partnership agreement:    certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

•	Merger of CVR Partners or the sale of all or substantially all of CVR Partners’ assets: unit majority in certain circumstances.

•	Dissolution of CVR Partners: unit majority.

•	Continuation of CVR Partners upon dissolution: unit majority.

•

Withdrawal of the general partner:    under most circumstances, a unit majority, excluding common units held by CVR Partners’ general partner and its affiliates, is required for the withdrawal of the general partner prior to March 31, 2021.

•	Removal of the general partner: not less than 66 2/3% of the outstanding units including units held by the general partner and its affiliates.

•

Transfer of the general partner’s general partner interest:    the general partner may transfer all, but not less than all, of its general partner interest in CVR Partners without a vote of any unitholders to an affiliate or to another person (other than an individual) in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding units, excluding units held by the general partner and its affiliates, voting as a class, is required in other circumstances for a transfer of the general partner interest to a third party prior to March 31, 2021.

•	Transfer of ownership interests in the general partner: no approval required at any time.

Call Right

If at any time the general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, the general partner will have the right, which it may assign in whole or in part to any of its affiliates or to CVR Partners, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a record date to be selected by the general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of such an acquisition will be the greater of (1) the highest price paid by the general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase those limited partner interests and (2) the average of the daily closing prices of the limited partner interests over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed.

Conflicts of Interest

The general partner will not be in breach of its obligations under CVR Partners partnership agreement or its duties to CVR Partners or its unitholders (including us) if the resolution of a conflict of interest is either (1) approved by the conflicts committee of the board of directors of the general partner, although the general partner is not obligated to seek such approval, (2) approved by the vote of a majority of the outstanding common units, excluding any common units owned by the general partner or any of its affiliates, although the general partner is not obligated to seek such approval, (3) on terms no less favorable to CVR Partners than those generally being provided to or available from unrelated third parties; or (4) fair and reasonable to CVR Partners, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to CVR Partners.

In addition to the provisions described above, CVR Partners’ partnership agreement contains provisions that restrict the remedies available to CVR Partners’ unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example:

•

CVR Partners’ partnership agreement permits the general partner to make a number of decisions in its individual capacity, as opposed to its capacity as general partner, thereby entitling the general partner to consider only the interests and factors that it desires and imposes no duty or obligation on the general partner to give any consideration to any interest of, or factors affecting, CVR Partners, its affiliates, any limited partner or the common unitholders.

•

CVR Partners’ partnership agreement provides that the general partner shall not have any liability to CVR Partners or its unitholders for decisions made in its capacity as general partner so long as it acted in good faith, meaning it believed that the decision was in the best interests of CVR Partners.

•

CVR Partners’ partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of the general partner and not involving a vote of unitholders must be on terms no less favorable to CVR Partners than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to

CVR Partners, as determined by the general partner in good faith and that, in determining whether a transaction or resolution is “fair and reasonable,” the general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to CVR Partners.

•

CVR Partners’ partnership agreement provides that the general partner and its officers and directors will not be liable for monetary damages to CVR Partners or its limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or its officers or directors acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that the conduct was criminal.

•

CVR Partners’ partnership agreement provides that in resolving conflicts of interest, it will be presumed that in making its decision, the general partner or its conflicts committee acted in good faith and in any proceeding brought by or on behalf of any limited partner or CVR Partners, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

CVR Partners’ partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by the general partner. CVR Partners has adopted these provisions to allow CVR Partners’ general partner or its affiliates to engage in transactions with CVR Partners that would otherwise be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to CVR Partners’ interests when resolving conflicts of interest. Without such modifications, such transactions could result in violations of CVR Partners’ general partner’s state law fiduciary duty standards.

•

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for CVR Partners in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

•

CVR Partners’ partnership agreement contains provisions that waive or consent to conduct by CVR Partners’ general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, CVR Partners’ partnership agreement provides that when the general partner is acting in its capacity as a general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when the general partner is acting in its individual capacity, as opposed to in its capacity as a general partner, it may act without any fiduciary obligation to CVR Partners or the unitholders whatsoever. These contractual standards reduce the obligations to which CVR Partners’ general partner would otherwise be held.

•

CVR Partners’ partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of CVR Partners’ general partner must be (1) on terms no less favorable to CVR Partners than those generally being provided to or available from unrelated third parties or (2) “fair and reasonable” to CVR Partners, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to CVR Partners).

•

If CVR Partners’ general partner does not seek approval from the conflicts committee of its board of directors or the common unitholders and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet point above, then it will be presumed that, in making its decision, the board of directors of the general partner, which may include board members affected by the conflict of interest, acted in good faith and in any proceeding brought by or on behalf of any limited partner or CVR Partners, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which CVR Partners’ general partner would otherwise be held.

•

Delaware law generally provides that a limited partner may institute legal action on behalf of CVR Partners to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of our partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of it and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

•

In addition to the other more specific provisions limiting the obligations of CVR Partners’ general partner, CVR Partners’ partnership agreement further provides that CVR Partners’ general partner and its officers and directors will not be liable for monetary damages to CVR Partners or its limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.

CVR Partners’ partnership agreement provides that CVR Partners will reimburse its general partner for all direct or indirect expenses it incurs or payments that it makes on behalf of CVR Partners (including salary, bonus, incentive compensation and other amounts paid to any person who performs services for CVR Partners or for its general partner in connection with operating CVR Partners). For the year ended December 31, 2014, CVR Partners reimbursed its general partner approximately $2.6 million pursuant to its partnership agreement.

CVR Refining Limited Partnership Agreement

In connection with CVR Refining’s initial public offering, CVR Refining GP, LLC and CVR Refining Holdings, LLC entered into the first amended and restated agreement of limited partnership of CVR Refining. The following description of certain terms of the second amended and restated limited partnership agreement is qualified by reference to the terms of the actual partnership agreement, which has been filed with the SEC.

Description of Partnership Interests

The limited partnership agreement provides for two types of partnership interests: (1) common units representing limited partner interests and (2) a non-economic general partner interest, which is held by CVR Refining GP, LLC, as CVR Refining’s general partner.

Common units.    The common units represent limited partner interests in CVR Refining and entitle holders to participate in partnership distributions and allocations and exercise the rights and privileges provided to limited partners under CVR Refining’s partnership agreement.

General partner interest.    The general partner interest, which is held solely by CVR Refining’s general partner, entitles the holder to manage the business and operations of CVR Refining, but does not entitle the holder to participate in distributions or allocations. CVR Refining’s general partner can be sold without the consent of any other partners.

Management of CVR Refining

CVR Refining’s general partner manages CVR Refining’s operations and activities as specified in CVR Refining’s partnership agreement. As of December 31, 2014, the board of directors of the general partner consisted of John J. Lipinski, Carl C. Icahn, SungHwan Cho, Andrew Langham, Courtney Mather, Louis Pastor, Andrew Roberto, Kenneth Shea, Jon R. Whitney and Glenn R. Zander. Actions by the general partner that are made in its individual capacity will be made by CVR Refining Holdings as the sole member of the general partner and not by its board of directors. The general partner is not elected by the unitholders and is not subject to re-election on a regular basis in the future. The officers of the general partner will manage the day-to-day affairs of CVR Refining’s business.

Cash Distributions by CVR Refining

CVR Refining intends to make cash distributions to holders of common units pursuant to CVR Refining’s general partner’s determination of the amount of available cash for the applicable quarter, which will then be distributed to holders of common units, pro rata; provided, however, that CVR Refining’s partnership agreement allows CVR Refining to issue an unlimited number of additional equity interests of equal or senior rank. CVR Refining’s partnership agreement permits CVR Refining to borrow to make distributions, but it is not required, and does not intend, to do so. CVR Refining does not have a legal obligation to pay distributions in any quarter, and the amount of distributions paid under CVR Refining’s cash distribution policy and the decision to make any distributions is determined by the board of directors of the general partner.

Voting Rights

CVR Refining’s partnership agreement provides that various matters require the approval of a “unit majority.” A unit majority requires the approval of a majority of the common units. In voting their units, CVR Refining’s general partner and its affiliates will have no fiduciary duty or obligation whatsoever to CVR Refining or the limited partners, including any duty to act in good faith or in the best interests of CVR Refining and its limited partners.

The following is a summary of the vote requirements specified for certain matters under CVR Refining’s partnership agreement:

•	Issuance of additional units: no approval right.

•

Amendment of CVR Refining’s partnership agreement:    certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

•	Merger of CVR Refining or the sale of all or substantially all of CVR Refining’s assets: unit majority in certain circumstances.

•	Dissolution of CVR Refining: unit majority.

•	Continuation of CVR Refining upon dissolution: unit majority.

•

Withdrawal of the general partner:    under most circumstances, a unit majority, excluding common units held by CVR Refining’s general partner and its affiliates, is required for the withdrawal of the general partner prior to December 31, 2022.

•	Removal of the general partner: not less than 66 2/3% of the outstanding units including units held by the general partner and its affiliates.

•

Transfer of the general partner’s general partner interest:    the general partner may transfer all, but not less than all, of its general partner interest in CVR Refining without a vote of any unitholders to an affiliate or to another person (other than an individual) in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person.

•	Transfer of ownership interests in the general partner: no approval required at any time.

Call Right

If at any time CVR Refining’s general partner and its affiliates own more than 95% of the common units, it will have the right, which it may assign to any of its affiliates or to CVR Refining, but not the obligation, to acquire all, but not less than all, of the common units held by public unitholders as of a record date to be selected by the general partner, on at least 10 but not more than 60 days’ notice. The purchase price will be equal to the greater of (1) the average of the daily closing price of the common units over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed; and (2) the highest per-unit price paid by the general partner or any of its affiliates for common units during the 90-day period preceding the date such notice is first mailed, as calculated pursuant to the terms of CVR Refining’s partnership agreement. If CVR Refining’s general partner and its affiliates reduce their ownership percentage to below 70% of the outstanding units, the ownership threshold to exercise the call right will be permanently reduced to 80%.

Conflicts of Interest

The general partner will not be in breach of its obligations under CVR Refining’s partnership agreement or its duties to CVR Refining or its unitholders (including us) if the resolution of a conflict of interest is either (1) approved by the conflicts committee of the board of directors of the general partner, although the general partner is not obligated to seek such approval, or (2) approved by the vote of a majority of the outstanding common units, excluding any common units owned by the general partner or any of its affiliates, although the general partner is not obligated to seek such approval.

In addition to the provisions described above, CVR Refining’s partnership agreement contains provisions that restrict the remedies available to CVR Refining’s unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example:

•

CVR Refining’s partnership agreement permits the general partner to make a number of decisions in its individual capacity, as opposed to its capacity as general partner, thereby entitling the general partner to consider only the interests and factors that it desires and imposes no duty or obligation on the general partner to give any consideration to any interest of, or factors affecting, CVR Refining, its affiliates, any limited partner or the common unitholders.

•

CVR Refining’s partnership agreement provides that the general partner shall not have any liability to CVR Refining or its unitholders for decisions made in its capacity as general partner so long as it acted in good faith, meaning it believed that the decision was in the best interests of CVR Refining.

•

CVR Refining’s partnership agreement provides that the general partner and its officers and directors will not be liable for monetary damages to CVR Refining or its limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or its officers or directors acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that the conduct was criminal.

•

CVR Refining’s partnership agreement provides that in resolving conflicts of interest, if any resolution, course of action or transaction receives approval from the conflicts committee or receives approval of a majority of the common units (excluding common units owned by the general partner and its affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by CVR Refining, all the partners, each person who acquires an interest in CVR Refining and each other person who is bound by the partnership agreement, and shall not constitute a breach of any fiduciary or other duty or obligation.

CVR Refining’s partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by the general partner. CVR Refining has adopted these provisions to allow CVR Refining’s general partner or its affiliates to engage in transactions with CVR Refining that would otherwise be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to CVR Refining’s interests when resolving conflicts of interest. Without such modifications, such transactions could result in violations of CVR Refining’s general partner’s state law fiduciary duty standards.

•

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for CVR Refining in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

•

CVR Refining’s partnership agreement contains provisions that waive or consent to conduct by CVR Refining’s general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, CVR Refining’s partnership agreement provides that when the general partner is acting in its capacity as a general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when the general partner is acting in its individual capacity, as opposed to in its capacity as a general partner, it may act without any fiduciary obligation to CVR Refining or the unitholders whatsoever. These contractual standards reduce the obligations to which CVR Refining’s general partner would otherwise be held.

•

CVR Refining’s partnership agreement provides that in resolving conflicts of interest, if any resolution, course of action or transaction receives approval from the conflicts committee or receives approval of a majority of the common units (excluding common units owned by the general partner and its affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by CVR Refining, all the partners, each person who acquires an interest in CVR Refining and each other person who is bound by the partnership agreement, and shall not constitute a breach of any fiduciary or other duty or obligation.

•

Delaware law generally provides that a limited partner may institute legal action on behalf of CVR Refining to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of our partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of it and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

CVR Refining’s partnership agreement provides that CVR Refining will reimburse its general partner for all direct or indirect expenses it incurs or payments that it makes on behalf of CVR Refining (including salary, bonus, incentive compensation and other amounts paid to any person who performs services for CVR Refining or for its general partner in connection with operating CVR Refining). For the year ended December 31, 2014, CVR Refining’s general partner incurred approximately $6.0 million pursuant to its partnership agreement.

Related Party Transaction Policy

Our Board has adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving us. This policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. The audit committee of our Board must review, approve and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the audit committee believes are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third party, unless the audit committee otherwise determines that the transaction is not in our best interests. Any related party transaction or modification of such transaction that our Board has approved or ratified by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such transaction does not need to be approved or ratified by our audit committee. In addition, related party transactions involving compensation will be approved by our compensation committee in lieu of our audit committee.

In addition, the charter for the audit committee of our Board provides that the audit committee will review, approve and ratify transactions in which a potential conflict of interest exists or arises between the Company or any of its subsidiaries (including the general partner of CVR Partners or CVR Refining acting on its own behalf and not on behalf of CVR Partners or CVR Refining), on the one hand, and CVR Partners or CVR Refining or any of their respective subsidiaries, on the other hand.

AUDIT COMMITTEE REPORT

As of December 31, 2014, the audit committee consisted of the following members of the Board: Messrs. Stephen Mongillo (chairman), Bob G. Alexander and James M. Strock. Our Board determined that Mr. Mongillo qualified as an “audit committee financial expert” and that each member of the audit committee, including Mr. Mongillo, was “financially literate” under the requirements of the NYSE. Our Board also determined that all three members of the audit committee were independent under current NYSE independence requirements and SEC rules. The audit committee operates under a written charter adopted by our Board. A copy of this charter is available at www.cvrenergy.com and is available in print to any stockholder who requests it by writing to CVR Energy, Inc., at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, Attention: Senior Vice President, General Counsel and Secretary.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States); expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles; and auditing the effectiveness of internal control over financial reporting of the Company. The audit committee’s responsibility is to monitor and oversee these processes. However, none of the members of the audit committee is professionally engaged in the practice of accounting or auditing nor are any of the members of the audit committee experts in those fields. The audit committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

The audit committee of the Board met seven times during 2014. The audit committee meetings were designed, among other things, to facilitate and encourage communication among the audit committee, management, the internal auditors and Grant Thornton. The audit committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits. The audit committee met with Grant Thornton to discuss the results of its examination and evaluation of the Company’s internal controls.

The audit committee reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and matters related to Section 404 of the Sarbanes-Oxley Act of 2002 with management and Grant Thornton. The audit committee also discussed with Grant Thornton matters required to be discussed with audit committees under generally accepted auditing standards in the United States of America, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, supplemented or superseded, as adopted by the Public Company Accounting Oversight Board. Grant Thornton gave us its opinion, and management represented, that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles.

The audit committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

When determining Grant Thornton’ s independence, we considered whether its provision of services to the Company beyond those rendered in connection with its audit of the Company’s consolidated financial statements and reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q was compatible with maintaining its independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by and the amount of fees paid for such services to, Grant Thornton.

Based upon the review and discussions referred to above, we recommended to the Board and the Board has approved, that the Company’s audited financial statements be included in the 2014 Form 10-K. The audit committee also approved the engagement of Grant Thornton as the Company’s independent auditors for 2015.

The audit committee has been advised by Grant Thornton that neither it nor any of its members has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

This report is respectfully submitted by the audit committee.

Audit Committee

Stephen Mongillo, Chairman

Bob G. Alexander

James M. Strock

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”) has served as the Company’s independent public registered accounting firm since August of 2013. Prior to August of 2013, KPMG LLP (“KPMG”) served as the Company’s independent public registered accounting firm. The following table presents fees billed by Grant Thornton to the Company and its subsidiaries for professional services and other services in the following categories and amounts for the fiscal years December 31, 2014 and 2013:

	2014	2013
Audit Fees(1)	$2,103,500	$1,586,600
Audit-Related fees(2)	24,000	15,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees Billed	$2,127,500	$1,601,600

(1)	Audit Fees consist of fees for the audit of the Company’s consolidated annual financial statements filed with the SEC, quarterly reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, attestation of management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act, consultations on financial accounting and reporting matters arising during the course of the audit and fees for the annual audit and quarterly reviews of the Company’s affiliates, CVR Refining and CVR Partners. Fees for 2014 also include audit services related to CVR Refining’s Second Underwritten Offering.

(2)	Audit-Related Fees consist of fees for agreed upon procedures performed for statutory reporting and benefit plan audits.

The following table presents fees billed by KPMG to the Company and its subsidiaries for professional services and other services in the following categories and amounts for the fiscal year December 31, 2013:

2013
Audit Fees(1)	$821,200
Audit-Related fees	—
Tax Fees(2)	527,600
All Other Fees	—

Total Fees Billed	$1,348,800

(1)	Audit fees consist of fees for services related to the Underwritten Offering of the Company’s affiliate, CVR Refining and the Secondary Offering of the Company’s affiliate, CVR Partners, registration of CVR Refining’s Senior Secured Second Lien Notes due 2022, consents and the review of documents filed with the SEC as well as fees for the 2013 annual audit services during KPMG’s service as the Company’s independent registered public accounting firm.

(2)	Tax fees consist of fees for general income tax consulting and tax compliance.

The audit committee has considered whether the non-audit services provided by Grant Thornton and KPMG were compatible with maintaining Grant Thornton’s and KPMG’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of Grant Thornton or KPMG as the Company’s independent registered public accounting firm during their respective periods of appointment as the Company’s independent auditor.

Audit Committee’s Pre-Approval Policies and Procedures

All of the services performed by the independent auditor in 2014 were pre-approved in accordance with the pre-approval policy and procedures adopted by the audit committee. Our audit committee charter, among other things, requires the audit committee to approve in advance all audit and permitted non-audit services provided by our independent registered public accounting firm and also requires the audit committee to establish periodically and to approve in advance the fee levels for all services performed by the independent auditor. The audit committee has also authorized any audit committee member to pre-approve audit, audit-related, tax and other non-audit services up to $100,000, provided that the committee member shall timely report to the full committee each specific service pre-approved by them with copies of all supporting documentation.

STOCKHOLDER PROPOSALS

You may submit proposals for consideration at future annual meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting for 2016, in general, the Secretary must receive the written proposal at the address below no later than January 1, 2016. Such proposals must meet the requirements set forth in our by-laws. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

For a stockholder proposal that is intended to be presented at an annual meeting but not presented to us for inclusion in our proxy statement under Rule 14a-8, in general, the stockholder must give notice to the Secretary no earlier than February 18, 2016 and no later than March 19, 2016 and meet the requirements set forth in our by-laws. However, if the date of our annual meeting for 2016 is held more than 30 days before or after June 17, 2016, then the stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the 2016 Annual Meeting was mailed or public disclosure of such date was made.

Stockholders can suggest director candidates for consideration by writing to the attention of the General Counsel at the address below. Stockholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in our proxy statement and to serve as a director, if elected. Stockholders should also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. The Board may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. See “Corporate Governance — Identifying and Evaluating Nominees for Directors” above.

To nominate an individual for election at our annual meeting for 2016, the stockholder must give timely notice to the Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Secretary no earlier than February 18, 2016 and no later than March 19, 2016, unless the date of the stockholder meeting is moved more than 30 days before or after June 17, 2016, then the nomination must be must be received by the Secretary not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the 2016 Annual Meeting was mailed or public disclosure of such date was made.

If the number of directors to be elected at the 2016 Annual Meeting will be increased and there is no public announcement naming the nominees for the additional directorships prior to March 9, 2016, a stockholder’s notice will be considered timely with respect to the nominees for the additional directorships if it is received by the Secretary not later than the close of business on the tenth day after the day on which such public announcement is first made.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

CVR Energy, Inc.

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Attention: Senior Vice President, General Counsel and Secretary

The Senior Vice President, General Counsel and Secretary will forward the proposals and recommendations to the nominating and corporate governance committee for consideration.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by CVR Energy, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

OTHER MATTERS

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

For the Board of Directors,

John R. Walter
Senior Vice President, General Counsel and Secretary
April 30, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

CVR Energy, Inc.

June 17, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

Our Proxy Statement and the CVR Energy 2014 Annual Report, which includes our 2014 Annual Report on Form 10-K and financial statements, are available at http://annualreport.cvrenergy.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

$ Please detach along perforated line and mail in the envelope provided. $

■	20930300000000000000 7	061715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1, “FOR” THE ELECTION OF NINE DIRECTORS, 2, “FOR” THE RATIFICATION OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015, AND 3, “FOR” APPROVAL OF A NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect nine directors for terms of one year each, to serve until their successors have been duly elected and qualified.				2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	FOR ALL NOMINEES	NOMINEES:			3.	To approve, by a non-binding, advisory vote, our named executive officer compensation (“Say-on-Pay”).	☐	☐	☐
		¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Bob G. Alexander SungHwan Cho Carl C. Icahn Andrew Langham John J. Lipinski Courtney Mather Stephen Mongillo Andrew Roberto James M. Strock

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

CVR Energy, Inc.

June 17, 2015

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

Our Proxy Statement and the CVR Energy 2014 Annual Report, which includes our 2014 Annual Report on Form 10-K and financial statements, are available at http://annualreport.cvrenergy.com.

i              Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.               i

¢ 20930300000000000000 7	061715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1, “FOR” THE ELECTION OF NINE DIRECTORS, 2, “FOR” THE RATIFICATION OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015, AND 3, “FOR” APPROVAL OF A NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect nine directors for terms of one year each, to serve until their successors have been duly elected and qualified.				2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	FOR ALL NOMINEES	NOMINEES:			3.	To approve, by a non-binding, advisory vote, our named executive officer compensation (“Say-on-Pay”).	☐	☐	☐
		¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Bob G. Alexander SungHwan Cho Carl C. Icahn Andrew Langham John J. Lipinski Courtney Mather Stephen Mongillo Andrew Roberto James M. Strock

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

	☐	¢
	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CVR ENERGY, INC. CVR ENERGY, INC.

The undersigned hereby appoints John R. Walter and Susan M. Ball and each or any of his/her attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CVR Energy, Inc. (the “Company”) to be held at 2245 Texas Drive, Suite 300, Sugar Land, Texas 77479 on Wednesday, June 17, 2015 at 10:00 a.m. (Central Time), and at any adjournments or postponements thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials. If this proxy is returned without direction being given, this proxy will be voted in accordance with the recommendations of the Board of Directors.

	(Continued and to be signed on the reverse side)
¢ 1.1	14475	¢